Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-169682-01
333-169682

Product Prospectus Supplement to the Prospectus dated September 30, 2010

Nomura America Finance, LLC

Senior Global Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed

by Nomura Holdings, Inc.

Range Accrual Notes

GENERAL TERMS

Nomura America Finance, LLC (“we” or “us”) may offer and sell range accrual notes (collectively, the “notes”) from time to time of any maturity. Range accrual notes generally bear interest for those days in an interest period in which one or more interest rates, indexes or other financial measures, which we call “rates underliers,” satisfy one or more conditions, called “accrual conditions.” An example of such a condition is a requirement that an interest rate, such as the three-month LIBOR rate, is between 0% and 7%. The prospectus dated September 30, 2010 and this product prospectus supplement describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the relevant pricing supplement will control. The notes are not ordinary debt securities and your notes may not bear any interest.

The notes will bear interest at a fixed or floating rate, as specified in the relevant pricing supplement, depending on whether one or more accrual conditions (which will be specified in the relevant pricing supplement) is or are satisfied on each calendar day in the applicable interest period. Whether an accrual condition is satisfied on any calendar day will depend on the behavior of one or more of the rates, indexes or other financial measures specified in the applicable pricing supplement.

If so specified in the relevant pricing supplement, at our option, we may redeem the notes, in whole or in part, on any payment date on or after the “Call Effective Date” specified in the relevant pricing supplement.

All notes we issue will be fully and unconditionally guaranteed by Nomura Holdings, Inc. (“Nomura”). Each note we issue will have a principal amount of $1,000 unless we state otherwise in the applicable pricing supplement. Your notes will mature on the maturity date specified in the applicable pricing supplement. Your notes will be denominated in, and will pay principal and interest, if any, in United States dollars unless we specify otherwise in the applicable pricing supplement. The applicable pricing supplement also will specify the applicable interest rate, the applicable accrual condition, the interest payment date or dates for your notes, whether your notes pay interest monthly, quarterly, semi-annually, annually or only at maturity and other material terms that apply to your notes, including terms we describe in this product supplement. Your notes will not be listed on any securities exchange or other electronic trading platform or system, unless otherwise specified in the relevant pricing supplement.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes may include a selling concession and the costs and profits that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. As a result, if the price at which you purchase your notes includes a selling concession or hedging costs, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price.

We may use this product prospectus supplement in the initial sale of notes. In addition, Nomura Securities International, Inc. or another of our affiliates may use this product prospectus supplement in a market-making transaction in notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

We are not a bank, and the notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation or any other U.S. governmental agency or instrumentality.

Nomura

Product Prospectus Supplement dated October 1, 2010.

In this product prospectus supplement, when we refer to the “notes”, including your notes, we mean the notes described in this product prospectus supplement unless the context requires otherwise. Also, references to the “accompanying prospectus” mean our accompanying prospectus, dated September 30, 2010. References to the “relevant pricing supplement” or the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

The Notes Are Part of a Series

The notes, including your notes, are part of a series of senior debt securities entitled “Senior Global Medium-Term Notes, Series A”, that we may issue under our guaranteed senior debt indenture, dated as of September 30, 2010, among us, as issuer, Nomura, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time (the “indenture”). This product prospectus supplement summarizes financial and other terms that apply generally to the notes, including your notes. We describe terms that apply generally to all Series A medium-term notes in “Description of Debt Securities and Guarantee” in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to us in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement are controlling. The applicable pricing supplement will specify the material terms of your notes, including:

•	the maturity date

•	the aggregate principal amount of notes offered

•	the interest rate applicable to your notes

•	the interest payment dates

•	the applicable accrual condition

•	whether your notes are subject to a cap or floor; and

•	whether your notes are subject to redemption by us.

You must read the applicable pricing supplement, together with this product prospectus supplement and the accompanying prospectus, to fully understand the terms of and risks associated with any notes in which you are considering an investment.

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SUMMARY INFORMATION

Issuer:	Nomura America Finance, LLC.

Guarantor:	Nomura Holdings, Inc.

Agent:	Nomura Securities International, Inc.

Issue:	Senior Global Medium-Term Notes, Series A.

Interest rate:	A fixed or floating rate or other financial measure specified in the relevant pricing supplement, which may be an interest rate described under “Common Interest Rates” in the accompanying prospectus, the Consumer Price Index (“CPI”), or a different rate or financial measure specified in the relevant pricing supplement.

Interest payment dates:	As specified in the relevant pricing supplement. Unless otherwise specified in the applicable pricing supplement, if any interest payment date falls on a day that is not a business day, the interest payment date will be the following business day, but no additional interest will accrue for that interest period and the date on which the interest period ends will not be adjusted. This is referred to in the accompanying prospectus as the “following unadjusted business day convention.”

Interest payment formula:	For each of the notes, the amount of interest to be paid on each interest payment date, will equal the interest rate specified in the applicable pricing supplement times a fraction, the numerator of which is the number of days during the relevant interest period on which the accrual condition specified in the applicable pricing supplement is satisfied and the denominator of which is the actual number of days in the interest period, times the principal amount of the note. See “General Terms of the Notes—Interest Payments.”

Accrual condition:	Unless otherwise specified in the relevant pricing supplement, the accrual condition will be deemed satisfied on each calendar day during an interest period on which one or a combination of the following (as specified in the relevant pricing supplement) occurs: (i) the USD CMS condition is satisfied; (ii) the EUR CMS condition is satisfied; (iii) the GBP CMS condition is satisfied; (iv) the LIBOR condition is satisfied; (v) the CMT condition is satisfied; (vi) the EURIBOR condition is satisfied; (vii) the federal funds condition is satisfied; (viii) the prime condition is satisfied; (ix) the treasury condition is satisfied; (x) the commercial paper condition is satisfied; or (xi) the CPI condition is satisfied, in each case, on such calendar day. See “General Terms of the Notes—The Accrual Conditions.”

Interest periods:	Each period from and including each interest payment date (or, in the case of the initial interest period, the original issue date) to but excluding the following interest payment date (or, in the case of the final interest period, the maturity date or redemption date of the notes, as applicable).

Cap:	If the applicable pricing supplement specifies that the notes are subject to a “Cap”, the interest rate used to calculate the interest payable on your notes, if any, during any interest period will be the lesser of the interest rate for that interest period and the Cap specified in the applicable pricing supplement.

Floor:	If the applicable pricing supplement specifies that the notes are subject to a “Floor”, the interest rate used to calculate the interest payable on your notes, if any, during the relevant interest period will not be less than the greater of the interest rate for that interest period and the Floor specified in the applicable pricing supplement, which may (but is not required to) be a fixed interest rate that is not subject to an accrual condition.

Maturity payment:	On the maturity date you will receive the principal amount of your notes plus any accrued and unpaid interest.

Redemption:	If the applicable pricing supplement specifies that the notes are “Redeemable,” your notes will be redeemable by the issuer at a price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date on any payment date on or after the “Call Effective Date” specified in the applicable pricing supplement. If the applicable pricing supplement specifies that the notes are “Not Redeemable,” then your notes may not be redeemed before maturity by the issuer.

Trade date:	As specified in the relevant pricing supplement.

Original issue date:	As specified in the relevant pricing supplement.

Maturity date:	As specified in the relevant pricing supplement, subject to adjustment as described under “General Terms of the Notes—Maturity Date”.

Clearance and Settlement:	Unless otherwise specified in the applicable pricing supplement, the notes will clear and settle through DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance—Global Security” in the accompanying prospectus).

Listing:	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange or other electronic trading platform or system.

Calculation agent:	Nomura Securities International, Inc., unless otherwise indicated in the applicable pricing supplement.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus, dated September 30, 2010. Please note that references to “holders” mean those who own notes registered in their own names, on the books that we, Nomura or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the rates underlier(s). You should carefully consider whether the notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus, dated September 30, 2010, and the applicable pricing supplement. The information in the accompanying prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and the applicable pricing supplement. This section describes the most significant risks relating to an investment in the notes, and includes risks associated with certain rates underliers at the end of this Risk Factors section. We urge you to read all of the following information about all of the risks associated with the notes, together with the other information in this product prospectus supplement, the accompanying prospectus, and the applicable pricing supplement, before investing in the notes.

Because Nomura is a Holding Company, Your Right to Receive Payments on Nomura’s Guarantee of the Notes is Subordinated to the Liabilities of Nomura’s Other Subsidiaries

The ability of Nomura to make payments, as guarantor, on the notes, depends upon Nomura’s receipt of dividends, loan payments and other funds from subsidiaries. In addition, if any of Nomura’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and Nomura’s rights and the rights of Nomura’s creditors, including your rights as an owner of the notes, will be subject to that prior claim.

Nomura’s subsidiaries are subject to various laws and regulations that may restrict Nomura’s ability to receive dividends, loan payments and other funds from subsidiaries. In Japan, Nomura Securities Co., Ltd., as a securities company, is required to maintain an “adjusted capital” ratio at specified levels. In the United States, Nomura Securities International, Inc. is subject to certain minimum net capital requirements and capital adequacy requirements. In the United Kingdom, Nomura International plc is regulated by the U.K. Financial Services Authority and is subject to the capital requirements of that authority. In addition, certain of Nomura’s other subsidiaries are subject to securities and banking regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which such subsidiaries operate. As a result, Nomura’s ability to receive funds from those subsidiaries may be limited, and Nomura’s ability to pay on its guarantee of the notes may also be limited.

You Are Subject to Nomura’s Credit Risk, and the Value of Your Notes May Be Adversely Affected by Negative Changes in the Market’s Perception of Nomura’s Creditworthiness

By purchasing the notes, you are making, in part, a decision about Nomura’s ability to repay you the amounts you are owed pursuant to the terms of your notes. Substantially all of our assets will consist of loans to and other receivables from Nomura and its subsidiaries. Our obligations under your notes are also guaranteed by Nomura. Therefore, as a practical matter, our ability to repay you amounts we owe on the notes is directly or indirectly linked solely to Nomura’s creditworthiness. In addition, the market’s perception of Nomura’s creditworthiness generally will directly impact the value of your notes. If Nomura becomes or is perceived as becoming less creditworthy following your purchase of notes, you should expect that they will decline in value in the secondary market, perhaps substantially. If you attempt to sell your notes in the secondary market in such an environment, you may incur a substantial loss.

The Interest Rate Payable on the Notes Is Uncertain and Could Be 0.0%

No interest will accrue on the notes with respect to any day on which the accrual condition is not satisfied. For every day on which the accrual condition is not satisfied, the effective interest rate for the applicable interest period will be reduced, and if the accrual condition is not satisfied for the entire period, holders of the notes will receive no interest for that interest period. If the applicable pricing supplement provides that the interest period is the entire term of the note and the accrual condition has not been satisfied for the entire period, you will not receive any interest on your notes.

If the accrual condition is not satisfied for a substantial number of days during an interest period, the effective yield on the notes for such interest period may be less than what would be payable on conventional, fixed-rate notes of comparable maturity. The return on your investment may not compensate you for the opportunity cost when you take into account factors that affect the time value of money. You should, therefore, be prepared to realize no return at maturity over the principal amount of your notes.

Even assuming the accrual condition is satisfied, the interest payments on the notes and return of only the principal amount at maturity or redemption may not compensate you for the effects of inflation (unless your notes are linked to a measure of inflation) and other factors relating to the value of money over time.

The Accrual Condition May Not Be Measured on a Daily Basis, Which May Cause Your Note to Underperform the Rates Underlier

Certain of the notes will be structured with an exclusion period, which is a period during which the rates underlier is not measured on a daily basis for purposes of determining whether the accrual condition is satisfied during that period. One common example is that many notes fix the determination date for the last five business days of an interest period (the exclusion period) on a business day before the end of that interest period. Because the applicable determination date for each calendar day in an exclusion period will be a day before the beginning of the exclusion period as described below under “General Terms of the Notes—The Accrual Conditions”, if the accrual condition is not satisfied on such day, you will not receive any interest in respect of the calendar days in the exclusion period even if the applicable rate or index level as actually calculated on any of those days satisfies the accrual condition. Also, in the case of some rates underliers, the relevant rates underlier is not published on a daily basis. For example, in the case of the CPI rate underlier, the CPI level is published once per month. As a result, if the CPI condition is not satisfied, your notes will not bear interest for the entire month for which that level of the CPI applies.

If the Notes are Subject to a Cap, the Interest Rate on the Notes Will be Limited

If the applicable pricing supplement specifies that your notes are subject to a Cap, the interest rate payable on your notes during any period will be the lesser of the interest rate and the Cap specified in the applicable pricing supplement. Therefore, the return you receive during any interest period may be less than what you would have received had you invested in a similar security not subject to the Cap.

The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Our Cost of Hedging Our Market Risk Under the Notes is Likely to Adversely Affect the Value of the Notes Prior to the Stated Maturity Date

The price at which you purchase the notes includes a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price.

Our or Our Affiliates’ Trading Activities May Adversely Affect the Market Value of the Notes

In addition to the costs of our or our affiliates’ hedging activities described above, those hedging activities may have additional effects on the market value of the notes. As described below under “Use of Proceeds and Hedging”, we or one or more affiliates may hedge our obligations under the notes by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the rates underliers, and we or they may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the rates underliers for your notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

Historical Levels of the Interest Rate or Rates Underliers Applicable to Your Notes Should Not Be Taken as an Indication of the Future Levels of Such Interest Rate or Rates Underliers

The historical performance of the interest rate applicable to your notes and the rates underliers to which the accrual condition applicable to your notes is linked, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the interest rate or rates underliers during the term of the notes. Changes in the level of the interest rate and the rates underliers to which the accrual condition applicable to your notes is linked will affect the trading price of the notes, but it is impossible to predict whether the level of these rates and indices will rise or fall.

There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses

There may be little or no secondary market for the notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market for the notes, although they are not required to do so. Nomura Securities International, Inc. or any other affiliate of ours may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

If you sell your notes before the stated maturity date, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

In addition to the hedging and trading risks described above, and our and Nomura’s creditworthiness, a number of other economic and market factors will influence the value of the notes. We expect that, generally, the behavior of the interest rate that applies to your notes and the applicable rates underliers on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the interest rate or the applicable rates underliers. The following factors, which are beyond our control, may influence the market value of your notes:

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volatility of, or the perception of expected volatility of, the applicable rates underlier. If the size and frequency of fluctuations of these rates underliers or of interest rates in general increases, the market value of the notes may decrease;

•	where the accrual condition relates to the spread between certain rates underliers, the forward yield curves for those rates underliers;

•	for notes linked to the ratio between two rates underliers, the volatility of the level of the two rates underliers (and the correlation between those volatilities);

•	the time to maturity of the notes;

•	interest and yield rates in the market generally; and

•	economic, financial, political, regulatory or judicial events that affect the debt markets generally.

These factors may influence the market value of your notes if you sell your notes before maturity. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

Depending on the Terms of Your Notes, U.S. Taxpayers Will Be Required to Pay Taxes on the Notes Each Year, and Any Gain Recognized Will Be Ordinary Income

The appropriate tax treatment of the notes will be set forth in the relevant pricing supplement. If the notes do not satisfy the relevant conditions to be treated as variable rate debt instruments, the notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for U.S. federal income tax purposes. Accordingly, if you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income over the term of the notes based on the comparable yield for the notes, even though the comparable yield may exceed the rate at which interest, if any, is actually paid on the notes. This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize upon the sale, redemption, repurchase or maturity of the notes will be ordinary income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks

Unless the applicable pricing supplement otherwise specifies, the notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

This product prospectus supplement contains a general description of certain U.S. tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Our or Our Affiliates’ Business Activities May Create Conflicts of Interest

As noted above, we and our affiliates expect to engage in trading activities related to the interest rates and the rates underliers that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could be adverse to the interests of the holders of the notes.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

The calculation agent will, among other things, determine the amount of your payment for any interest payment date on the notes. We have initially appointed our affiliate, Nomura Securities International, Inc., to act as the calculation agent. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent’s role, see “General Terms of the Notes—Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions and may take into consideration our or our affiliates’ ability to unwind any related hedges. Since this determination by the calculation agent will affect payments on the notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

The CPI Itself and the Way the Bureau of Labor Statistics of the U.S. Bureau of Labor Statistics (“BLS”) Calculates the CPI May Affect the Value of Your Notes and May Change In the Future

If the interest rate on your notes is linked to the CPI or the CPI is the, or one of the, applicable rates underliers to which your accrual condition relates, there can be no assurance that the BLS will not change the method by which it calculates the CPI, and thereby affect the level of the CPI used to calculate any interest rate or accrual condition applicable to your notes. In particular, changes in the way the CPI is calculated could reduce the level of the CPI, which, if the interest rate on your notes is a floating rate of interest linked to the CPI, will result in lower interest payments during the applicable interest periods, and in turn reduce the market value of the notes. These changes could also result in the failure of your notes to satisfy an accrual condition applicable to your notes.

The CPI is Published Only Monthly, Which Increases the Risk that an Accrual Condition Will Not Be Satisfied for a Substantial Period of Time Even in an Inflationary Environment

Because the BLS publishes the CPI for a particular month during the following month, the level of the CPI at any time will not reflect current changes in prices paid by urban consumers for the market basket of goods that the BLS uses to calculate the CPI level. Therefore, if the CPI condition is not satisfied for a particular month, you will receive no interest on your notes even if there is a dramatic intra-month increase in inflation. Furthermore, as explained under “General Terms of the Notes—Rates Underliers and Applicable Interest Rates—Consumer Price Index” below, unless specified otherwise in the relevant pricing supplement, if the interest rate on your notes is linked to the CPI, such interest rate will be calculated based on the year-over-year change in the level of the CPI three months prior to the related interest payment date. Accordingly, the CPI levels used to calculate interest rates for notes with interest rates linked to the CPI will not reflect current changes in prices paid by urban consumers for the market basket of goods that the BLS uses to calculate the CPI level.

GENERAL TERMS OF THE NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities and Guarantee” in the accompanying prospectus. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the relevant pricing supplement shall control.

Please note that in this section entitled “General Terms of the Notes”, references to “holders” mean those who own notes registered in their own names, on the books that we, Nomura or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

General

The notes are fully and unconditionally guaranteed by Nomura and are therefore senior unsecured debt obligations of Nomura. We are not a bank, and the notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The notes will be issued only in global form through DTC (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance—Global Security” in the accompanying prospectus). The denomination of each note will be $1,000 and integral multiples of $1,000 in excess thereof, unless we state otherwise in the applicable pricing supplement. Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest will be made in U.S. dollars (“$”).

The notes will not be listed on any securities exchange or other electronic trading platform or system, unless otherwise specified in the applicable pricing supplement.

Defeasance

Neither full defeasance nor covenant defeasance will apply to your notes.

Maturity Date

The maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day, provided that the maturity date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. No interest will accrue past the maturity date specified in the relevant pricing supplement.

Payment at Maturity

At maturity, you will receive $1,000 cash for each $1,000 principal amount note, plus accrued and unpaid interest, if any, as described under “—Interest Payments” below.

Payment upon Redemption

If the applicable pricing supplement specifies that the notes are “Redeemable,” your notes will be redeemable by the issuer at a price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date on any payment date on or after the “Call Effective Date” specified in the applicable pricing supplement. If the applicable pricing supplement specifies that the notes are “Not Redeemable,” then your notes may not be redeemed before maturity by the issuer. See “Description of Debt Securities and Guarantee— Redemption and Repayment” in the accompanying prospectus.

Interest Payments

On any interest payment date, for each of your notes, you will be paid an amount in cash equal to the per annum interest rate specified in the relevant pricing supplement for the relevant interest period times a fraction, the numerator of which is the total number of calendar days in the applicable interest period on which the accrual condition was satisfied, and the denominator of which is the actual number of calendar days in the applicable interest period, times the principal amount of the note. If the accrual condition is not satisfied on any day during an interest period, you will not receive any interest for that day. The interest rate calculation, assuming no Cap or Floor, is mathematically expressed as a formula as follows:

Interest rate	=	R x	(	N	)
D

Where:

“R” is the fixed or floating rate of interest (or other financial measure) specified in the applicable pricing supplement for that interest period;

“N” is the total number of calendar days in the applicable interest period on which the reference accrual condition was satisfied (subject to any exclusion period); and

“D” is the total number of calendar days in the applicable interest period.

Interest Rate

A fixed or floating rate specified in the relevant pricing supplement, which may be an interest rate described under “Common Interest Rates” in the accompanying prospectus, the Consumer Price Index (“CPI”), or a different rate or financial measure specified in the relevant pricing supplement.

Cap

If the applicable pricing supplement specifies that the notes are subject to a “Cap”, the interest used to calculate the interest payable on your notes, if any, during any period will be the lesser of the interest rate and the Cap specified in the applicable pricing supplement.

Floor

If the applicable pricing supplement specifies that the notes are subject to a “Floor”, the interest rate used to calculate the interest payable on your notes, if any, during any period will be the greater of the interest rate and the Floor specified in the applicable pricing supplement. The Floor may, but is not required to, be a fixed rate of interest that is not subject to any accrual condition.

Interest Periods

Each period from an including each interest payment date (or, in the case of the initial interest period, the original issue date, as applicable) to but excluding the following interest payment date (or, in the case of the final interest period, the maturity date or redemption date of the notes, as applicable).

The Accrual Conditions

The accrual condition applicable to your notes may be one or more of the accrual conditions set forth below or may be a different accrual condition specified in the applicable pricing supplement. We discuss some common types of accrual conditions below. Unless otherwise specified in the relevant pricing supplement, the accrual condition will be deemed satisfied on a daily basis if such accrual condition is satisfied on such calendar day. The applicable pricing supplement may also specify that an “exclusion period” is applicable to your notes. For example, the relevant pricing supplement may specify that the exclusion period will be the period commencing on the sixth business day prior to each interest payment date and ending on the business day prior to such interest payment date. If the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the relevant determination date for the rates underlier will be the relevant business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

USD CMS Condition

The USD CMS condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable USD CMS rate of a designated maturity or the difference between two USD CMS rates with different designated maturities (which we refer to as the “USD CMS spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “USD CMS range”), or equal to, less than or greater than a specified percentage (which we refer to as the “USD CMS strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, as determined on the applicable USD CMS determination date.

The “USD CMS range,” if applicable, will be a range of per annum rates within which the applicable USD CMS rate may satisfy the USD CMS condition, as specified in the relevant pricing supplement.

The “USD CMS spread,” if applicable, will be a spread between USD CMS rates, as specified in the relevant pricing supplement.

The “USD CMS strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “USD CMS determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable USD CMS condition applies, the second U.S. Government securities business day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government securities business day, the USD CMS determination date will be the third U.S. Government securities business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the USD CMS determination date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government securities business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government securities business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the USD CMS determination date will be the U.S. Government securities business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

EUR CMS Condition

The EUR CMS condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable EUR CMS rate of a designated maturity or the difference between two EUR CMS rates with different designated maturities (which we refer to as the “EUR

CMS spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “EUR CMS range”), or equal to, less than or greater than a specified percentage (which we refer to as the “EUR CMS strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, as determined on the applicable EUR CMS determination date.

The “EUR CMS range,” if applicable, will be a range of per annum rates within which the applicable EUR CMS rate may satisfy the EUR CMS condition, as specified in the relevant pricing supplement.

The “EUR CMS spread,” if applicable, will be a spread between EUR CMS rates, as specified in the relevant pricing supplement.

The “EUR CMS strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “EUR CMS determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable EUR CMS condition applies, the second TARGET business day prior to such calendar day; provided, however, that if such calendar day is not a TARGET business day, the EUR CMS determination date will be the third TARGET business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the EUR CMS determination date would be the Wednesday preceding such calendar day (i.e., the third TARGET business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the EUR CMS determination date will be the TARGET business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

GBP CMS Condition

The GBP CMS condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable GBP CMS rate of a designated maturity or the difference between two GBP CMS rates with different designated maturities (which we refer to as the “GBP CMS spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “GBP CMS range”), or equal to, less than or greater than a specified percentage (which we refer to as the “GBP CMS strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable GBP CMS determination date.

The “GPB CMS range,” if applicable, will be a range of per annum rates within which the applicable GBP CMS rate may satisfy the GBP CMS condition, as specified in the relevant pricing supplement.

The “GPB CMS spread,” if applicable, will be a spread between GBP CMS rates, as specified in the relevant pricing supplement.

The “GPB CMS strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “GBP CMS determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable GBP CMS condition applies, the second London business day prior to such calendar day; provided, however, that if such calendar day is not a London business day, the GBP CMS determination date will be the third London business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the GBP CMS determination date would be the Wednesday preceding such calendar day (i.e., the third London business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the GBP CMS determination date will be the London business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

LIBOR Condition

The LIBOR condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable LIBOR rate of a designated maturity or the difference between two LIBOR rates with different designated maturities (which we refer to as the “LIBOR spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “LIBOR range”), or equal to, less than or greater than a specified percentage (which we refer to as the “LIBOR strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable LIBOR determination date.

The “LIBOR range,” if applicable, will be a range of per annum rates within which the applicable LIBOR rate may satisfy the LIBOR condition, as specified in the relevant pricing supplement.

The “LIBOR spread,” if applicable, will be a spread between LIBOR rates, as specified in the relevant pricing supplement.

The “LIBOR strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “LIBOR determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable LIBOR condition applies, the second London business day prior to such calendar day; provided, however, that if such calendar day is not a London business day, the LIBOR determination date will be the third London business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the LIBOR determination date would be the Wednesday preceding such calendar day (i.e., the third London business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the LIBOR determination date will be the London business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

EURIBOR Condition

The EURIBOR condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable EURIBOR rate of a designated maturity or the difference between two EURIBOR rates with different designated maturities (which we refer to as the “EURIBOR spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “EURIBOR range”), or equal to, less than or greater than a specified percentage (which we refer to as the “EURIBOR strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable EURIBOR determination date.

The “EURIBOR range,” if applicable, will be a range of per annum rates within which the applicable EURIBOR rate may satisfy the EURIBOR condition, as specified in the relevant pricing supplement.

The “EURIBOR spread,” if applicable, will be a spread between EURIBOR rates, as specified in the relevant pricing supplement.

The “EURIBOR strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “EURIBOR determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable EURIBOR condition applies, the second TARGET business day prior to such calendar day; provided, however, that if such calendar day is not a TARGET business day, the EURIBOR determination date will be the third TARGET business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the EURIBOR determination date would be the Wednesday preceding such calendar day (i.e., the third TARGET business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the EURIBOR determination date will be the TARGET business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

CMT Condition

The CMT condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable CMT rate of a designated maturity or the difference between two CMT rates with different designated maturities (which we refer to as the “CMT spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “CMT range”), or equal to, less than or greater than a specified percentage (which we refer to as the “CMT strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable CMT determination date.

The “CMT range,” if applicable, will be a range of per annum rates within which the applicable CMT rate may satisfy the CMT rate, as specified in the relevant pricing supplement.

The “CMT spread,” if applicable, will be a spread between CMT rates, as specified in the relevant pricing supplement.

The “CMT strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “CMT determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable CMT condition applies, the second U.S. Government securities business day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government securities business day, the CMT determination date will be the third U.S. Government securities business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the CMT determination date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government securities business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government securities business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the CMT determination date will be the U.S. Government securities business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

Federal Funds Condition

The federal funds condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable federal funds rate is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “federal funds range”), or equal to, less than or greater than a specified percentage (which we refer to as the “federal funds strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable federal funds determination date.

The “federal funds range,” if applicable, will be a range of per annum rates within which the applicable federal funds rate may satisfy the federal funds condition, as specified in the relevant pricing supplement.

The “federal funds strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “federal funds determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable federal funds condition applies, the second New York business day prior to such calendar day; provided, however, that if such calendar day is not a New York business day, the federal funds determination date will be the third New York business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the federal funds determination date would be the Wednesday preceding such calendar day (i.e., the third New York business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a New York business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the federal funds determination date will be the New York business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

Prime Condition

The prime condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable prime rate is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “prime range”), or equal to, less than or greater than a specified percentage (which we refer to as the “prime strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable prime determination date.

The “prime range,” if applicable, will be a range of per annum rates within which the applicable prime rate may satisfy the prime condition, as specified in the relevant pricing supplement.

The “prime strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “prime determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable prime condition applies, the second New York business day prior to such calendar day; provided, however, that if such calendar day is not a New York business day, the prime determination date will be the third New York business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the prime determination date would be the Wednesday preceding such calendar day (i.e., the third New York business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a New York business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the prime determination date will be the New York business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

Treasury Condition

The treasury condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable treasury rate of a designated maturity or the difference between two treasury rates with different designated maturities (which we refer to as the “treasury spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “treasury range”), or equal to, less than or greater than a specified percentage (which we refer to as the “treasury strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable treasury determination date.

The “treasury range,” if applicable, will be a range of per annum rates within which the applicable treasury rate may satisfy the treasury condition, as specified in the relevant pricing supplement.

The “treasury spread,” if applicable, will be a spread between treasury rates, as specified in the relevant pricing supplement.

The “treasury strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “treasury determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable treasury condition applies, the second U.S. Government securities business day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government securities business day, the treasury determination date will be the third U.S. Government securities business day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the treasury determination date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government securities business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government securities business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the treasury determination date will be the U.S. Government securities business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

Commercial Paper Condition

The commercial paper condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable commercial paper rate of a designated maturity or the difference between two commercial paper rates with different designated maturities (which we refer to as the “commercial paper spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “commercial paper range”), or equal to, less than or greater than a specified percentage (which we refer to as the “commercial paper strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable commercial paper determination date.

The “commercial paper range,” if applicable, will be a range of per annum rates within which the applicable commercial paper rate may satisfy the commercial paper rate, as specified in the relevant pricing supplement.

The “commercial paper spread,” if applicable, will be a spread between commercial paper rates, as specified in the relevant pricing supplement.

The “commercial paper strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, the “commercial paper determination date,” if applicable, will be, for each calendar day in an interest period to which the applicable commercial paper condition applies, the second New York business day prior to such calendar day; provided, however, that if such calendar day is not a New York business day, the commercial paper determination date will be the third New York business day immediately preceding such calendar day. For example, if the applicable calendar day was a

Saturday or Sunday, the commercial paper determination date would be the Wednesday preceding such calendar day (i.e., the third New York business day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a New York business day. Notwithstanding the foregoing, if the relevant pricing supplement specifies that an exclusion period applies, for each calendar day in the exclusion period, the commercial paper determination date will be the New York business day immediately preceding the first day of the exclusion period, unless otherwise specified in the relevant pricing supplement.

CPI Condition

The CPI condition will be deemed satisfied on each calendar day during an interest period on which, as specified in the relevant pricing supplement, the applicable CPI rate is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “CPI range”), or equal to, less than or greater than a specified percentage (which we refer to as the “CPI strike”), which may be equal to, less than or greater than (as specified in the relevant pricing supplement) 0%, in each case, on the applicable CPI determination date.

The “CPI range,” if applicable, will be a range of CPI rates within which the CPI rate may satisfy the CPI condition, as specified in the relevant pricing supplement.

The “CPI strike,” if applicable, will be a specified percentage, as specified in the relevant pricing supplement.

Unless otherwise specified otherwise the relevant pricing supplement, if the CPI condition applies to your notes, the CPI rate, for purposes of determining whether the CPI range or CPI strike, as applicable, is met will be calculated as the quotient of (i) the CPI level three months prior to the related interest payment date (as reported for such month by the Bureau of Labor Statistics) minus the CPI level fifteen months prior to the related interest payment date (as reported for such month by the BLS), divided by (ii) the CPI level fifteen months prior to the related interest payment date (as reported for such month by the BLS), expressed as a percentage. For example, the CPI rate for an interest payment date that occurred in April 2010 would equal quotient of (i) the CPI level for the month of January 2010 (three months prior to the related interest payment date, as reported by the BLS in February 2010) minus the CPI level for the month of January 2009 (fifteen months prior to the related interest payment date, as reported by the BLS in February 2009), divided by (ii) the index level for the month of January 2009 (fifteen months prior to the related interest payment date, as reported by the BLS in February 2009), expressed as a percentage.

The BLS publishes the CPI level once every month with respect to the prior month. As a result, the failure to satisfy the CPI condition with respect to any given month means that there is no possibility that your note will bear interest until the following month.

Rates Underliers and Applicable Interest Rates

The applicable pricing supplement will specify the rates underlier(s) and interest rate applicable to your notes, each of which may be a rate defined under “Common Interest Rates” in the accompanying prospectus, a rate or financial measure specified below, or a different rate or financial measure specified in the relevant pricing supplement.

Consumer Price Index

The CPI is a measure of the average change over time in the prices paid by urban consumers for a market basket of consumer goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors’ and dentists’ services and drugs. The CPI is reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (which we refer to as the “BLS”). The BLS sets the average index level for the base reference period—the 36-month period covering 1982, 1983 and 1984—equal to 100, and then measures changes in relation to that figure. The CPI for a particular month is published during the following month.

In calculating the CPI, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer buying habits or shifts in population distribution or demographics. The CPI is not seasonally adjusted.

Unless specified otherwise the relevant pricing supplement, if the interest rate on your notes is linked to the CPI, such interest rate will equal the quotient of (i) the CPI level three months prior to the related interest payment date minus the CPI level fifteen months prior to the related interest payment date, divided by (ii) the CPI level fifteen months prior to the related interest payment date, expressed as a percentage. For example, if the interest rate on your notes is linked to the CPI, such interest rate for an interest payment date that occurred in April 2010 would equal quotient of (i) the CPI level for the month of January 2010 (three months prior to the related interest payment date) minus the CPI level for the month of January 2009 (fifteen months prior to the related interest payment date), divided by (ii) the index level for the month of January 2009 (fifteen months prior to the related interest payment date), expressed as a percentage.

Additional information about the CPI is available on the following website: http://www.bls.gov/cpi/. We are not incorporating by reference the website or any material it includes in this prospectus supplement.

The CPI is published by the BLS for a population group that covers approximately 87 percent of the total U.S. population, which includes almost all residents of urban or metropolitan areas, including professionals, the self-employed, the unemployed, and retired persons, as well as urban wage earners and clerical workers. Not included in the index are the spending patterns of persons living in rural non-metropolitan areas, farm families, persons in the Armed Forces, and those in institutions, such as prisons and mental hospitals. The CPI represents the majority of goods and services purchased for day to day living by the reference population. The market basket of consumer goods and services is developed from expenditure information provided by families and individuals of what they actually purchased.

The BLS classifies all expenditure items into more than 200 categories, arranged into eight major groups. The major groups are food and beverages, housing, apparel, transportation, medical care, recreation, education and communication, and other goods and services. Also included within these major groups are various government-charged user fees, such as water and sewerage charges, auto registration fees, and vehicle tolls. In addition, the index includes taxes that are directly associated with the prices of specific goods and services, such as sales and excise taxes. However, the CPI excludes taxes not directly associated with the purchase of consumer goods and services, such as income and Social Security taxes. The CPI also does not include investment items, such as stocks, bonds, real estate, and life insurance. For each of the more than 200 item categories, using statistical procedures, the BLS chooses samples of several hundred specific items within selected business establishments frequented by consumers to represent the thousands of varieties available in the marketplace.

In calculating the CPI, price changes for the various items in each location where data are gathered are averaged based on their weights, which represent the importance of the relevant item in the spending of the appropriate population group. Local data are then aggregated and converted to an index to show price changes for the United States as a whole. The level of the CPI is considered final when released.

The CPI is subject to revision by the BLS. For example, the BLS revises the CPI to account for changes in consumer buying habits or shifts in population distribution or demographics. In addition, the census conducted every 10 years by the U.S. Census Bureau provides information that BLS may use to revise geographic samples to reflect population distribution and other demographic factors. Also, as a matter of policy, the BLS researches statistical methods to apply to the calculation of the CPI. Thus, even between major revisions, further update or revisions to the CPI methodology can be made.

If the CPI is discontinued or substantially altered, as determined by the calculation agent in its sole discretion, the calculation agent will determine the interest rate on the notes by reference to the applicable substitute index that is chosen by the Secretary of the Treasury for the Department of The Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such index is chosen, the substitute index will be determined by the calculation agent in accordance with general market practice at the time.

Role of Calculation Agent

The calculation agent will make all determinations regarding the interest rate, USD CMS rate, EUR CMS rate, GBP CMS rate, LIBOR rate, EURIBOR rate, CMT rate, federal funds rate, prime rate, treasury rate, commercial paper rate, the level of the CPI, whether the applicable accrual condition is satisfied on any calendar day, the interest payable on your notes, the amount of cash that we are required to pay to you at maturity, upon redemption if applicable, whether a day is a business day, TARGET business day, London business day or U.S. Government securities business day, whether there has been a discontinuation of the CPI and whether there has been a material change in the method of calculating the CPI, and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that Nomura Securities International, Inc. is currently serving as the calculation agent for the notes. We may change the calculation agent for your notes at any time without notice and Nomura Securities International, Inc. may resign as calculation agent at any time upon 60 days’ written notice to us.

HYPOTHETICAL RETURNS ON YOUR NOTES

The relevant pricing supplement may include a table or chart showing hypothetical interest payment amounts for your notes, based on a range of hypothetical interest rate and rates underlier performances and on various key assumptions (including whether the notes would be subject to optional early redemption) shown in the relevant pricing supplement.

Any table or chart showing hypothetical interest payments will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market levels of the interest rate or rates underliers on the applicable determination date, as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market levels for the interest rate and rates underliers that may not be achieved on the relevant determination date, and on assumptions that may prove to be erroneous.

As calculated in the relevant pricing supplement, the hypothetical interest payments on your notes may bear little or no relationship to the actual market value of your notes, including any time you might wish to sell your notes. In addition, you should not view the hypothetical interest payments as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest in a security linked directly to the applicable interest rate or rates underlier(s).

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Additional Risk Factors Specific to Your Notes” above.

We cannot predict the market levels of the interest rate or rates underliers or, therefore, the interest payments for your notes. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the interest payments on your notes, nor should it be viewed as an indication of the financial return on your notes.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus under “Use of Proceeds and Hedging.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In anticipation of the sale of each issuance of the notes, our affiliates expect to enter into hedging transactions involving purchases of securities or over-the-counter derivative instruments linked to the applicable interest rate and/or rate(s) to which the applicable accrual condition is linked prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

Our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in their sole discretion, hold or resell those similar securities. Our affiliates may close out our or their hedge on or before the maturity date.

The price at which you purchase the notes includes the costs and profits of the hedging activity discussed above, as well as a selling concession (including a broker’s commission). As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price. See “Additional Risk Factors Specific To Your Notes—The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Our Cost of Hedging Our Market Risk Under the Notes is Likely to Adversely Affect the Value of the Notes Prior to the Stated Maturity Date.”

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Additional Risk Factors Specific to Your Notes—Our or Our Affiliates’ Trading Activities May Adversely Affect the Market Value of the Notes” and “—Our or Our Affiliates’ Business Activities May Create Conflicts of Interest” in this product prospectus supplement for a discussion of these adverse effects.

HISTORICAL RATE INFORMATION

We may provide historical information on the interest rate and rates underliers applicable to your notes in the relevant pricing supplement. You should not take any such historical information concerning the interest rate or rates underliers as an indication of the future levels of such rates. The actual performance of the interest rate and rates underlier(s) over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical levels of such rates. We cannot predict the future performance of such rates, and we cannot give you any assurance that the applicable accrual condition(s) will be satisfied on any day during the life of your notes.

Because the interest, if any, payable on your notes is linked to the number of days on which the applicable accrual condition(s) is or are satisfied, and is to be determined under a formula that may cap the rate of return on your notes, and because your notes may be subject to optional early redemption, the rate of return on your notes may not correlate directly to changes in the applicable interest rate or rates underlier(s). See “Additional Risk Factors Specific to Your Notes—The Interest Rate Payable on the Notes Is Uncertain and Could Be 0.0%,” “—The Accrual Condition May Not Be Measured on a Daily Basis, Which May Cause Your Note to Underperform the Rates Underlier” and “—The Interest Rate on the Notes, if the Notes are subject to a Cap, Will be Limited” above for more information about this risk.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

This section supplements the discussion of U.S. federal income taxation in the accompanying prospectus. It applies to you only if you hold notes as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks;

•	a person that holds debt securities as part of a straddle or conversion transaction;

•	a U.S. holder whose functional currency is not the U.S. dollar;

•	a person subject to the alternative minimum tax; or

•	a bank.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion deals only with notes that have a term that exceeds one year and that are due to mature no more than 30 years from their date of issue. The U.S. federal income tax treatment of any notes that have a term of one year or less will be discussed in the applicable pricing supplement.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

It is the opinion of Sullivan & Cromwell LLP, our U.S. federal income tax counsel, that the notes generally should be treated as variable rate debt instruments under the rules described under “United States Taxation—United States Holders—Variable Rate Debt Securities” in the base prospectus, provided that (i) interest on such notes compounds or is payable at least annually; and (ii) it is not reasonably expected that the average value of the rate during the first half of your note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note’s term.

If the notes do not satisfy the requirements to be treated as variable rate debt instruments, it is the opinion of Sullivan & Cromwell LLP that the notes will be treated as debt instruments subject to the special tax rules governing contingent payment debt obligations for U.S. federal income tax purposes, which are described in more detail below. The pricing supplement will describe which rules should apply to your particular note. Any particular offering of notes may also have features or terms that cause the U.S. federal income tax treatment of the notes to differ materially from the discussion below. If such features are applicable to any particular offering, the applicable pricing supplement will so state and discuss the U.S. federal income treatment of that offering. In all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

Variable Rate Debt Instruments

If your note is treated as a variable rate debt instrument, you will generally be taxed on any interest on the notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If your notes are sold, exchanged, redeemed, or purchased prior to maturity, you should generally recognize gain or loss, which should generally be capital gain or loss except to the extent that such gain or loss is attributable to accrued but unpaid interest. See “United States Taxation—United States Holders—Variable Rate Debt Securities” in the base prospectus for more detail.

Contingent Payment Debt Instruments

Under the contingent payment debt obligation rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the notes (the “comparable yield”) and then determining a payment schedule as of the original issue date that would produce the comparable yield. These rules could possibly have the effect of requiring you to include amounts in income in respect of the notes prior to your receipt of cash attributable to that income. We will provide the comparable yield and projected payment schedule for the notes in the applicable pricing supplement.

The amount of interest that you will be required to include in income in each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes for such period. The adjusted issue price of the notes will equal the original offering price for the notes plus any interest that has accrued on the notes (under the rules governing contingent payment debt obligations) less any noncontingent interest payments that have been made on the notes and the projected amount of any contingent payments previously made on the notes.

In addition to accruing interest income in accordance with the comparable yield provided by us, you will be required to make adjustments (as described below) if the actual amount you receive in any taxable year differs from the projected payment schedule.

If, during any taxable year, you receive actual payments with respect to your notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

You are required to use the comparable yield and projected payment schedule provided by us in determining your interest accruals in respect of the notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the notes, and we make no representations regarding the amount of contingent payments with respect to the notes. Any Form 1099-OID accrued interest will be based on such comparable yield and projected payment schedule.

Secondary Purchasers.

If you purchase the notes for an amount that differs from the notes’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If you purchase the notes for an amount that is less than the adjusted issue price of the notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the notes for an amount that is greater than the adjusted issue price of the notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Treatment Upon Sale, Redemption, Repurchase or Maturity.

You will recognize gain or loss upon the sale, redemption, repurchase or maturity of the notes in an amount equal to the difference, if any, between the amount received at such time (including the fair market value of any common stock that you receive at such time) and your adjusted basis in the notes. In general, your adjusted basis in the notes will equal the amount you paid for the notes, increased by the amount of interest you previously accrued with respect to the notes (in accordance with the comparable yield for the notes), increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your notes under the rules set forth above under “—Secondary Purchasers” and decreased by the amount of any noncontingent interest payment and the projected amount of any contingent payments previously made to you with respect to the notes.

Any gain you may recognize upon the sale, redemption, repurchase or maturity of the notes will be ordinary interest income. Any loss you may recognize upon the sale of the notes will be ordinary loss to the extent the interest you included as income in the current or previous taxable years in respect of the notes exceeded the total net negative adjustments you took into account as ordinary loss, and thereafter will be capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize that ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Medicare Tax

See “United States Taxation—United States Holders—Medicare Tax” in the accompanying prospectus for a discussion of the potential application of the “Medicare tax” to income with respect to the notes.

United States Alien Holders

If you are a United States alien holder (as defined in the accompanying prospectus) see “United States Taxation—United States Alien Holders” in the prospectus for a discussion of the U.S. federal income tax consequences of acquiring, holding, and disposing of the notes.

Backup Withholding and Information Reporting

See the discussion under “United States Taxation—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to U.S. and non-U.S. holders with respect to payments made on your notes, and a discussion of recently enacted legislation with respect to “foreign financial assets.”

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of Nomura and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither Nomura nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by Nomura or any of its affiliates of any rights in connection with the notes, and no advice provided by Nomura or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan), and propose to invest in the notes, you should consult your legal counsel.

PROSPECTUS

Nomura America Finance, LLC

Senior Debt Securities

up to an aggregate initial offering price of U.S.$1,000,000,000 or the equivalent thereof in other currencies.

Fully and Unconditionally Guaranteed by

Nomura Holdings, Inc.

Nomura America Finance, LLC (which we refer to as “we,” “us” or the “Company”) from time to time may offer to sell our senior debt securities. All amounts payable under our securities will be fully and unconditionally guaranteed by Nomura Holdings, Inc. (which we refer to as “Nomura”). We are a 100% indirectly owned finance subsidiary of Nomura.

This prospectus describes some of the general terms that may apply to our securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through dealers or agents, including the firm named below, or through a combination of these methods. The names of any dealers or agents will be included in a prospectus supplement. If any dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in our securities involves certain risks. You should carefully consider the risk factors beginning on page 7 of, and incorporated by reference into, this prospectus and in any applicable prospectus supplement(s) before you invest in any of the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The price at which you purchase the securities may include a selling concession and the costs and profits that we (or one of our affiliates) expect to incur in the hedging of our market risk under the securities. As a result, if the price at which you purchase your securities includes a selling concession or hedging costs, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will likely be less than your original purchase price.

We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura

The date of this prospectus is September 30, 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. Neither we nor Nomura has authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

-i-

ABOUT THIS PROSPECTUS

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Nomura will fully and unconditionally guarantee any securities we issue pursuant to the registration statement of which this prospectus forms a part.

Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. Generally Accepted Accounting Principles, or “GAAP.” Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥,” we mean Japanese yen. When we refer to “$,” we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 that we and Nomura filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus. A supplement to this prospectus may be in the form of one or more prospectus supplements, product supplements, pricing supplements or free writing prospectuses, any and all of which we refer to as a “prospectus supplement” or “supplement to this prospectus.” The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Nomura is a global financial services company domiciled in Japan. Many of its directors and executive officers (as well as certain of our directors, managers and executive officers), and certain experts named in this prospectus, do not reside in the United States, and all or a substantial portion of Nomura’s assets and the assets of those directors, executive officers and managers are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon Nomura or its directors and executive officers (as well as certain of our directors, managers and executive officers) or to enforce against Nomura or such persons judgments obtained in the United States courts predicated upon the civil liability provisions of United States securities laws. We and Nomura have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

Nomura’s agent for service of process is Nomura Holding America Inc., 2 World Financial Center, Building B, New York, New York 10281.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Nomura files annual reports and other information with the SEC. You may read and copy any document Nomura files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Nomura may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We do not, and do not expect to, file periodic reports under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” with the SEC.

We, together with Nomura, have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. as well as through the SEC’s internet site noted above.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information Nomura files with the SEC, which means that Nomura can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Nomura files after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We and Nomura incorporate by reference the documents listed below and any filings Nomura makes with the SEC on Form 20-F after the date of this prospectus and prior to the termination of this offering. Nomura’s reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that Nomura incorporates them (or such portions) by reference in this prospectus. Nomura hereby incorporates by reference the following:

•	its annual report on Form 20-F for the fiscal year ended March 31, 2010 filed with the SEC on June 29, 2010;

•	its amended annual report on Form 20-F/A for the fiscal year ended March 31, 2010 filed with the SEC on July 28, 2010; and

•	its reports of foreign private issuer on Form 6-K submitted to the SEC on August 31, 2010 and September 30, 2010.

We will provide at no cost and to each person, including any beneficial owner, to whom this prospectus is delivered a copy of items incorporated by reference in this prospectus. You may request a copy of such items by writing or telephoning Nomura at its registered head office at the following address:

Nomura America Finance, LLC

2 World Financial Center, Building B

New York, New York 10281-1198

Telephone: (212) 667-1928

Nomura Holdings, Inc.

9-1 Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

Telephone: 81-3-5255-1000

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on Nomura’s website.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	Nomura’s and our plans, objectives or goals;

•	Nomura’s future economic performance or prospects;

•	the potential effect on Nomura’s future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe,” “anticipate,” “expect,” “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Neither Nomura nor we intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We and Nomura caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	market and interest rate fluctuations;

•	the strength of the global economy in general and the strength of the economies of the countries in which Nomura conducts its operations in particular;

•	the ability of counterparties to meet their obligations to Nomura;

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•	political and social developments, including war, civil unrest or terrorist activity;

•	the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which Nomura conducts its operations;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ability to maintain sufficient liquidity and access to capital markets;

•	operational factors such as systems failure, human error or the failure to properly implement procedures;

•	actions taken by regulators with respect to Nomura’s business and practices in one or more of the countries in which it conducts its operations;

•	the effects of changes in laws, regulations or accounting policies or practices;

•	competition in geographic and business areas in which Nomura conducts its operations;

•	the ability to retain and recruit qualified personnel;

•	the ability to maintain our reputation and promote Nomura’s brands;

•	the ability to increase market share and control expenses;

•	technological changes;

•	the timely development and acceptance of new products and services and the perceived overall value of these products and services by users;

•	acquisitions, including the ability to integrate successfully acquired businesses;

•	the adverse resolution of litigation and other contingencies; and

•	Nomura’s success at managing the risks involved in the foregoing.

We and Nomura caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to Nomura and us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. You should read carefully the entire prospectus and the documents incorporated by reference and any applicable prospectus supplement before making an investment decision.

Nomura Holdings, Inc.

Nomura is one of the leading financial services firms in Japan and has worldwide operations. As of March 31, 2010, Nomura operated offices in over 30 countries and regions including Japan, the United States, the United Kingdom, Singapore and Hong Kong. For further information, see “Information on the Company” in item 4 of our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Nomura will fully and unconditionally guarantee any securities we issue that are offered by this prospectus.

Nomura America Finance, LLC

We are a Delaware limited liability company, which was formed for the purpose of issuing debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Nomura. We have no other operations.

The Securities We Are Offering

We may offer from time to time our senior debt securities, which will be fully and unconditionally guaranteed by Nomura.

The Guarantee

Nomura will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, our securities, when and if due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security, the guaranteed senior debt indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal, if any, of, and interest and premium, if any, on, the securities has been paid in full or discharged in accordance with the provisions of the indenture, or otherwise fully defeased by Nomura.

Because Nomura is a holding company, its ability to perform its obligations on the guarantees of our senior debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters below under “Risk Factors—Risks Relating to Us and Our Corporate Structure—Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the securities is subordinated to the liabilities of Nomura’s other subsidiaries.”

The Securities

We may issue several different types of senior debt securities. For any particular senior debt securities we offer, the applicable prospectus supplement will describe the terms of the securities, and will include for each series or tranche of securities the initial public offering price, original issue price, designation, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (whether fixed or floating or calculated in some other manner, including by reference to an index), time of payment of any interest, any terms for mandatory or optional redemption, whether the survivor’s option applies and any other specific terms. We will issue the securities under a guaranteed senior debt indenture among us, as Issuer, Nomura, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee. Our securities will be denominated in U.S. dollars unless the prospectus supplement states otherwise. We have summarized the general features of the indenture under the heading “Description of Debt Securities and Guarantee.”

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or “DTC,” Euroclear Bank S.A./N.V., or “Euroclear,” or Clearstream Banking, société anonyme, or “Clearstream,” named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons.

Payment Currencies

Any amounts payable in respect of the securities will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

Listing

The applicable prospectus supplement will contain information, if applicable, about any listing on any stock exchange of the securities covered by that prospectus supplement.

Use of Proceeds and Hedging

We intend to use the net proceeds from the sales of the securities to invest in or loan to Nomura or its subsidiaries and affiliates additional funds for their operations, for hedging our exposure under the securities, and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions involving subsidiaries of Nomura after initial issuance. When we issue new securities, we may offer them for sale to or through agents and dealers, including subsidiaries of Nomura, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Conflicts of Interest

The initial offerings of our securities will be distributed by Nomura Securities International, Inc., a subsidiary of Nomura. Each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of an affiliate. See “Plan of Distribution—Initial Offering and Sale of Securities.”

Corporate Offices

The registered head office of Nomura is located at 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-9645, Japan. You can reach Nomura by phone at +81-(3)-5255-1000 or by facsimile at +81-(3)-3274-4496. Nomura’s website is located at http://www.nomura.com. The information contained on Nomura’s website is not part of this prospectus.

Our principal executive offices are located at 2 World Financial Center, Building B, New York, New York, 10281-1198. You can reach us by phone at 212-667-9300.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in any supplement to this prospectus, before you decide to buy our securities.

Risks Relating to Nomura’s Business

For a discussion of the risk factors affecting Nomura and its business, you should also read the “Risk Factors” section beginning on page 4 of Nomura’s most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent reports incorporated by reference into this prospectus.

Risks Relating to Us and Our Corporate Structure

Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the securities is subordinated to the liabilities of Nomura’s other subsidiaries

The ability of Nomura to make payments, as guarantor, on our guaranteed senior debt securities depends upon Nomura’s receipt of dividends, loan payments and other funds from subsidiaries. In addition, if any of Nomura’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and Nomura’s rights and the rights of Nomura’s creditors, including your rights as an owner of our guaranteed senior debt securities, will be subject to that prior claim.

Nomura’s subsidiaries are subject to various laws and regulations that may restrict Nomura’s ability to receive dividends, loan payments and other funds from subsidiaries. In Japan, Nomura Securities Co., Ltd., as a securities company, is required to maintain an “adjusted capital” ratio at specified levels. In the United States, Nomura Securities International, Inc. is subject to certain minimum net capital requirements and capital adequacy requirements. In the United Kingdom, Nomura International plc is regulated by the U.K. Financial Services Authority and is subject to the capital requirements of that authority. In addition, certain of Nomura’s other subsidiaries are subject to securities and banking regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which such subsidiaries operate. As a result, Nomura’s ability to receive funds from those subsidiaries may be limited, and Nomura’s ability to pay on its guarantee of the senior debt securities may also be limited.

We have no operations, so Nomura is the only source of payment for your securities

We were formed by Nomura as a finance subsidiary, which means our business activities are generally limited to issuing securities and investing the net proceeds of such issuances in, or lending such proceeds to, Nomura or its subsidiaries. We do not have any independent operations to fund our payment obligations on the securities. If you are considering an investment in the securities, you should carefully consider the fact that the only sources of payment for your securities are our investments in and loans to Nomura and its subsidiaries, and Nomura’s guarantee of the securities.

You are subject to Nomura’s credit risk, and the value of your securities may be adversely affected by negative changes in the market’s perception of Nomura’s creditworthiness

By purchasing our securities, you are making, in part, a decision about Nomura’s ability to repay you the amounts you are owed, if any, pursuant to the terms of your securities. Substantially all of our assets will consist of loans to and other receivables from Nomura and its subsidiaries. Our obligations under your securities are also guaranteed by Nomura. Therefore, as a practical matter, our ability to repay you amounts we owe on the securities is directly or indirectly linked solely to Nomura’s creditworthiness. In addition, the market’s perception of Nomura’s creditworthiness generally will directly impact the value of your securities. If Nomura becomes or is perceived as becoming less creditworthy following your purchase of securities, you should expect that they will decline in value in the secondary market, perhaps substantially. If you attempt to sell your securities in the secondary market in such an environment, you may incur a substantial loss.

Any judgment you obtain against Nomura in the United States may be unenforceable in Japan

Nomura is a global financial services company domiciled in Japan. Many of its directors and executive officers (as well as certain of our directors, executive officers and managers), and certain experts named in this prospectus, do not reside in the United States, and all or a substantial portion of Nomura’s assets and the assets of those directors, executive officers and managers are located outside the United States. As a result, it may be difficult for you to serve legal process on Nomura or its directors or executive officers (as well as certain of our directors, executive officers and managers) or have any of them appear in a U.S. court. We and Nomura have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws.

The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, even if you obtain a civil judgment against Nomura from a U.S. court, you may not be able to enforce it in Japan. As a result, if we default on our securities and Nomura defaults on its guarantee of our securities, it may be very difficult, or impossible, for you to recoup your losses.

Risks Relating to All Securities

The value of your securities and any payment on your securities are subject to Nomura’s creditworthiness

Your securities are guaranteed by Nomura and are therefore the senior unsecured debt obligations of Nomura, and are not, either directly or indirectly, an obligation of any third party. Because we do not have any independent operations to fund our payments obligations, any payment to be made on the securities depends on the ability of Nomura to satisfy its obligations as they come due. As a result, Nomura’s creditworthiness, as represented by Nomura’s credit ratings or as otherwise perceived in the market will affect the market value of your securities. In the event Nomura were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities.

There may not be an active trading market for the securities—sales in the secondary market may result in significant losses

There may be little or no market for the securities. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market for the securities, although they are not required to do so. Nomura Securities International, Inc. or any other affiliate of ours may stop any such market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

The inclusion in the purchase price of the securities of a selling concession and of our cost of hedging our market risk under the securities is likely to adversely affect the value of the securities prior to the stated maturity date

The price at which you purchase the securities includes a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the securities. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will likely be less than your original purchase price.

Our or our affiliates’ trading activities may adversely affect the market value of the securities

In addition to the costs of our or our affiliates’ hedging activities described above, those hedging activities may have additional effects on the market value of the securities. As described below under “Use of Proceeds and Hedging” on page 14, we or one or more affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the interest rate, and we or they may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the interest rate for your securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the securities.

The market value of your securities may be influenced by unpredictable increases or decreases in, or volatility of, interest rates

In addition to the hedging and trading risks described above, and our and Nomura’s creditworthiness, the following additional factors, which are beyond our control, may influence the market value of your securities:

•

Changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the securities may decrease, and if U.S. interest rates decrease, the market value of the securities may increase.

•	Volatility of interest rates in general. If the size and frequency of fluctuations of interest rates increases, the market value of the securities may decrease.

These factors may influence the market value of your securities if you sell your securities before maturity. If you sell your securities prior to maturity, you may receive less than the principal amount of your securities.

Historical levels of interest rates should not be taken as an indication of the future levels of such rates

The historical performance of interest rates, which may be included in the applicable prospectus supplement, should not be taken as an indication of the future performance of interest rates during the term of the securities. Changes in the level of interest rates will affect the trading price of the securities, but it is impossible to predict whether the level of interest rates will rise or fall.

Our or our affiliates’ business activities may create conflicts of interest

As noted above, we and our affiliates expect to engage in trading activities related to the interest rates that are not for the account of holders of the securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could be adverse to the interests of the holders of the securities.

There are potential conflicts of interest between you and the calculation agent

The calculation agent will, among other things, determine the amount of your payment for any interest payment date on the securities. We have initially appointed our affiliate, Nomura Securities International, Inc., to act as the calculation agent. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent’s role, see “Description of Debt Securities and Guarantees—Types of Senior Debt Securities—Floating Rate Senior Debt Securities—Calculation Agent”. The calculation agent will exercise its judgment when performing its functions and may take into consideration our or our affiliates’ ability to unwind any related hedges. Since this determination by the calculation agent will affect payments on the securities, the calculation agent may have a conflict of interest if it needs to make any such determination.

Non-U.S. investors may be subject to certain additional risks

Unless the applicable prospectus supplement otherwise specifies, the securities will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the securities with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

This prospectus contains a general description of certain U.S. and Japanese tax considerations relating to the securities. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the securities and receiving payments of principal or other amounts under the securities.

Risks Relating to Redeemable Securities

You will bear reinvestment risk if the securities are automatically redeemed or redeemed at our option prior to maturity

If specified in the relevant prospectus supplement, the securities may be automatically redeemable prior to maturity or we, at our election, may redeem the securities prior to maturity, in each case on the terms specified in that prospectus supplement. If the securities are redeemed, you will lose the opportunity to continue to accrue and be paid interest from the date your securities are redeemed to the maturity date. If your security is subject to optional redemption, the term of your investment in the securities may be limited to a period that is shorter than the original term of the securities. Because we will generally exercise our right to redeem the securities when interest rates available in the market have fallen or are expected to fall below those payable on the securities, it is likely that you would not be able to reinvest the proceeds from an investment in the securities following such a redemption at a comparable return for a similar level of risk.

Risks Relating to Floating Rate Securities and Securities that Will or May Become Floating Rate Securities

Floating rates of interest are uncertain and could be 0.0%

If your securities are floating rate securities or otherwise directly linked to a floating rate for some portion of the securities’ term, no interest will accrue on the securities with respect to any interest period for which the applicable floating rate specified in the prospectus supplement is zero on the related interest rate reset date. Floating interest rates, by their very nature, fluctuate, perhaps as low as 0.0%. Also, in certain economic environments, floating rates of interest may be less than fixed rates of interest for instruments with a similar credit quality and term. As a result, the return you receive on your securities may be less than a fixed rate security issued for a similar term by a comparable issuer.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of securities to which LIBOR relates

Concerns have been expressed that some of the member banks recently surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR rates may have been under-reporting the inter-bank lending rate applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may result from reporting higher inter-bank lending rates. If such under-reporting has occurred, it may have resulted in the LIBOR rates being artificially low. If such under-reporting in fact exists and some or all of the member banks discontinue such practice, there may be a resulting sudden or prolonged upward movement in LIBOR rates. In addition, the BBA recently announced that it will change the LIBOR rate-fixing process by increasing the number of banks surveyed to set a LIBOR rate. The BBA also indicated that it will consider adding a second rate-fixing process for U.S. dollar LIBOR after the U.S. market opening, after discussion with the member banks. The BBA is continuing its consideration of ways to strengthen the oversight of the process. The changes announced by the BBA, or future changes adopted by the BBA, in the method pursuant to which the LIBOR rates are determined, may result in a sudden or prolonged increase in the reported LIBOR rates, which could result in lower interest payments and adversely affect the value of the securities.

For securities to which the LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate or commercial paper rate relates, such rates and the manner in which they are calculated may change in the future

There can be no assurance that the method by which the LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate or commercial paper rate are calculated will not change. Such changes in the method of calculation could reduce the level of such rates. Accordingly, the value of securities to which such rates relate may be significantly reduced. If the applicable LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate or commercial paper rate is substantially altered, or is not quoted on the applicable Reuters page (or any substitute page) or on H.15(519) or H.15 daily update, as applicable, on the applicable determination date, a substitute rate may be employed by the calculation agent to determine such rates and that substitution may adversely affect the value of the securities to which such rates relate.

The LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate or commercial paper rate may be volatile

The LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, federal funds rate, prime rate, treasury rate and commercial paper rate are subject to volatility, which could adversely impact the value of securities to which such rates relate, due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

•	sentiment regarding underlying strength in the U.S., European and global economies;

•	expectations regarding the level of inflation;

•	sentiment regarding credit quality in U.S., European and global credit markets;

•	central banks’ policies regarding interest rates; and

•	the performance of capital markets.

Owning securities linked to the treasury rate or CMT rate is not the same as owning a U.S. Treasury security directly

The return on securities linked to the treasury rate or CMT rate will not reflect the return you would realize if you actually purchased U.S. Treasury securities. The CMT rate is calculated by extrapolating between bid rates for a combination of Treasury securities and does not necessarily reflect the price, or even the existence, of a security with exactly the same rate and maturity reflected in the relevant CMT rate on a trading day or at maturity. The return on securities to which a treasury rate or CMT rate relates will likely vary significantly from the return that you would realize if you invested in U.S. Treasury obligations directly.

Risks Relating to Fixed Rate Securities and Securities that Will or May Become Fixed Rate Securities

Fixed rates of interest may be less attractive than floating rates of interest in certain economic environments

If your securities are fixed rate securities or otherwise directly linked to a fixed rate for some portion of the securities’ term, your interest rate during the fixed rate portion of the term of your security will not vary based interest rates generally. This means that, if interest rates rise rapidly, you will not participate in that increase in interest rates during the fixed rate portion of the term of your security. As a result, the return you receive on your securities may be less than a floating rate security issued for a similar term by a comparable issuer.

Risks Relating to Foreign Currency

The following risk factors should be primarily considered by investors located in the United States or investors outside the United States wishing to receive payments in U.S. dollars. Similar risks may apply to those investors who invest in currencies other than the currencies of their home jurisdictions or the currencies in which the investors wish to receive payments.

An investment in our securities may involve currency-related risks

An investment in a currency other than the currency of your home jurisdiction or in a currency other than the currency in which you wish to receive funds entails significant risks that are not associated with a similar investment in a security not subject to currency-related risks. These risks include the possibility of significant changes in rates of exchange between currencies or composite currencies and the possibility of the imposition or modification of currency exchange controls or other conditions by the United States, Japan or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That, in turn, could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to you on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in a non-U.S. dollar security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar securities may permit us to make payments in U.S. dollars if we are unable to obtain the specified currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities and Guarantee—Payments Due in Other Currencies—If the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars you would receive on the payment date may be less than the value of the payment you would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

In a lawsuit for payment on a non-U.S. dollar security, you may bear currency exchange risk

The securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Historical currency exchange rates are not indicative of future performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

USE OF PROCEEDS AND HEDGING

We are a finance subsidiary of Nomura and are required, in order to be eligible for an exemption under the Investment Company Act of 1940 and the rules promulgated thereunder, to invest in or lend to Nomura or any company controlled by it at least 85% of the cash proceeds from our sales of securities within six months after we receive such proceeds. We intend to use the net proceeds of the sale of securities to make such investments and loans, to hedge our exposure under the securities (which hedging may take the form of investments in or loans to Nomura or any company controlled by it) and for general corporate purposes.

In connection with the sale of each issuance of the securities, our affiliates may enter into hedging transactions involving purchases of securities or over-the-counter derivative instruments linked to the applicable interest rate prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

Our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in their sole discretion, hold or resell those similar securities. Our affiliates may close out our or their hedge on or before the maturity date.

The price at which you purchase the securities may include the costs and profits of the hedging activity discussed above, as well as a selling concession (including a broker’s commission). As a result, if the price at which you purchase your securities includes such hedging costs or a selling commission, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will likely be less than your original purchase price. See “Risk Factors—The Inclusion in the Purchase Price of the Securities of a Selling Concession and of Our Cost of Hedging Our Market Risk Under the Securities is Likely to Adversely Affect the Value of the Securities Prior to the Stated Maturity Date.”

RATIO OF EARNINGS TO FIXED CHARGES

Nomura’s ratios of earnings to fixed charges, and the amount of fixed charge deficiency, for the five years ended March 31, 2010, in accordance with U.S. GAAP, were:

	Fiscal year ended March 31,
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	1.7	1.3	—	—	1.5
Fixed charge deficiency (millions of yen)	—	—	65,292	767,424	—

For the purpose of calculating the ratio of earnings to fixed charges, and the amount of fixed charge deficiency, earnings consist of pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees, plus (i) fixed charges and (ii) distributed income of equity investees. Fixed charges consist of interest expense. Fixed charges exclude premium and discount amortization as well as interest expense, which are included in net gain (loss) on trading. Fixed charges also exclude interest within rent expense, which is not significant.

For the fiscal years ended March 31, 2008 and 2009, because earnings were insufficient to cover fixed charges, only the yen amounts of the deficiencies are disclosed in the above table.

NOMURA HOLDINGS, INC.

Nomura is one of the leading financial services groups in Japan and has worldwide operations. As of March 31, 2010, Nomura operated offices in over 30 countries and regions including Japan, the United States, the United Kingdom, Singapore and Hong Kong Special Administrative Region through its subsidiaries. Nomura’s clients include individuals, corporations, financial institutions, governments and governmental agencies.

Nomura’s business consists of the following three divisions:

•	Retail—principally investment consultation services to retail clients;

•	Wholesale—principally serving corporations and institutional investors with a broad range of products and services:

•	Global Markets—principally fixed income and equity trading and asset finance businesses;

•	Investment Banking—principally M&A advisory, corporate finance, solutions and merchant banking businesses; and

•	Asset Management—principally development and management of investment trusts, and investment advisory services.

The address of Nomura’s registered head office is 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. Nomura’s telephone number is 81-3-5255-1000.

NOMURA AMERICA FINANCE, LLC

We are a Delaware limited liability company, formed for the purpose of issuing debt securities, all of the proceeds of which will be loaned to, or otherwise invested in, Nomura or its subsidiaries or affiliates. We have no other operations. Any securities we issue that are being offered by this prospectus will be fully and unconditionally guaranteed by Nomura.

We do not, and do not expect to, file reports under the Exchange Act with the SEC. We are exempt from the information reporting requirements of the Exchange Act.

There are no separate financial statements for us in this prospectus because:

•	Nomura is a reporting company under the Exchange Act and owns, directly or indirectly, all of the voting interests in us;

•

we do not have any independent operations and do not propose to engage in any activities other than issuing senior debt securities and investing or loaning the proceeds in Nomura or its subsidiaries or affiliates;

•	our obligations under the securities will be fully and unconditionally guaranteed by Nomura and not by any other subsidiary of Nomura; and

•	Nomura expects to include certain information about us in its financial statements, as may be required by the Exchange Act.

Our principal executive offices are located at 2 World Financial Center, Building B, New York, New York 10281-1198. Our telephone number is (212) 667-9300.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

References to “holders” mean those who own securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold an indirect interest. Owners of beneficial interests in the securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

We may issue as many distinct series or tranches of senior debt securities as we wish. The provisions of the guaranteed senior debt indenture described below allow us not only to issue senior debt securities with terms different from those previously issued under the indenture, but also to “re-open” a previous issue of a series or tranche of securities and issue additional securities of that series or tranche. We may issue securities in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you.

When we refer to “securities” in this section “Description of Debt Securities and Guarantee,” we mean the senior debt securities, and when we refer to the “indenture,” we mean the guaranteed senior debt indenture under which the securities will be issued.

The Guarantee

Our payment obligations under any senior debt securities we issue will be fully and unconditionally guaranteed by Nomura. Nomura will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, the securities, when and if due and payable, whether at the stated maturity, by declaration of acceleration, upon a call for redemption or otherwise, in accordance with the terms of the security, the guaranteed senior debt indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal, if any, of, and interest and premium, if any, on, the securities has been paid in full or discharged in accordance with the provisions of the indenture, or otherwise fully defeased by Nomura.

Because Nomura is a holding company, its ability to perform its obligations on the guarantees of our senior debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Risk Factors—Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the securities is subordinated to the liabilities of Nomura’s other subsidiaries.”

Ranking

The securities will be senior debt securities. The securities will not be secured by any of our property or assets, any property or assets of Nomura, or the property or assets of any of Nomura’s other subsidiaries. Thus, by owning a senior debt security, you will be one of our, and Nomura’s, unsecured creditors.

The securities will be issued under our indenture described below and will rank equally with or senior to all of our other unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional unsecured indebtedness.

The guarantee by Nomura of the securities issued under the indenture will (save for obligations in respect of national and local taxes and certain other statutory exceptions) rank equally in right of payment with all senior unsecured indebtedness of Nomura.

The Guaranteed Senior Debt Indenture

As required by federal law for all bonds and securities of companies that are publicly offered, the securities will be governed by a document called an indenture. The indenture is a contract among us, as issuer, Nomura, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. We, Nomura and the trustee will execute the guaranteed senior debt indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, prior to or at the time we issue any senior debt securities. Any supplemental indentures will be submitted to the SEC on Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the senior debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the senior debt securities are governed by New York law. The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” A form of the indenture has been filed as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

We may issue senior debt securities in one or more series under our indenture. We may also issue the senior debt securities in one or more tranches, which comprise all or any part of the securities of a series. This section summarizes the material terms of the senior debt securities that are common to all the senior debt securities, although the prospectus supplement that describes the terms of each series or tranche of senior debt securities may also describe differences with the material terms summarized here.

We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. This prospectus describes, and the prospectus supplement relating to any original issue discount securities will describe, federal income tax consequences and other special considerations applicable to such securities. The senior debt securities may also be issued as indexed securities or securities denominated in non-U.S. dollar currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular senior debt securities. The prospectus supplement relating to specific senior debt securities will also describe certain additional tax considerations (if any) applicable to such senior debt securities.

The specific terms of your debt security as described in your prospectus supplement and, if applicable, your pricing supplement will supplement and may modify or replace the general terms described in this section. The prospectus supplement and, if applicable, the pricing supplement relating to each series or tranche of debt securities will be attached to this prospectus. If there are any differences between your prospectus supplement and your pricing supplement, if applicable, and this prospectus, your prospectus supplement and, if applicable, your pricing supplement will control. The statements we make in this section may not apply to your debt security.

Issuable Amounts

The indenture does not limit the aggregate principal amount of senior debt securities that we may issue or the number of series or tranches or the aggregate principal amount of any particular series or tranche of senior debt securities. We may issue senior debt securities at any time without your consent and without notifying you.

The indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner than the stated maturity, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

All payments under the guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. If any such withholding or deduction is required by Japanese law, Nomura will pay to the holder such additional amounts, or “additional amounts,” as may be necessary in order that the net amounts received by or on behalf of the holder or the beneficial owner after such withholding or deduction will equal the amounts which would otherwise have been receivable in the absence of such withholding or deduction. However, no such additional amounts will be payable in respect of any payment (a) received by or on behalf of a holder or beneficial owner (i) who fails to comply with the Japanese tax law requirements in respect of the exemption from such withholding or deduction or (ii) who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his having some connection with Japan other than the mere holding of, or receipt of payments in respect of, any senior debt security, or receipt of payments under the guarantee; (b) where any senior debt security is presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; (c) where such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (d) received by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant senior debt security to another paying agent; or (e) any combination of (a) through (d) above.

Additional amounts will not be paid with respect to any payment by Nomura under the guarantee to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the relevant senior debt security. The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments by Nomura under the guarantee.

Consent to Service of Process and Submission to Jurisdiction

Under the indenture, Nomura has designated Nomura Holding America Inc. (or any successor corporation) as its authorized agent for service of process in any legal action or proceeding arising out of or based upon the indenture or any senior debt securities brought in any state or federal court in the Borough of Manhattan, New York, New York, and Nomura has irrevocably submitted to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on our senior debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for our senior debt securities will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency, except as described below in “—Payment Mechanics for Senior Debt Securities.”

Form of Senior Debt Securities

We will issue each senior debt security in global, or “book-entry,” form only, without coupons, unless we specify otherwise in the applicable prospectus supplement. Senior debt securities in book-entry form will be represented by one or more global master securities registered in the name of a depositary, which will be the holder of all the senior debt securities represented by the global master security. Those who own beneficial interests in a global master senior debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

Types of Senior Debt Securities

We may issue any of the three types of senior debt securities described below—fixed rate senior debt securities, floating rate senior debt securities and indexed senior debt securities. A senior debt security may have elements of each of the three types of senior debt securities described below. For example, a senior debt security may bear interest at a fixed rate during some periods and at a floating rate in others. Those periods may be set out in the prospectus supplement or the interest rate may change to another rate specified in the applicable prospectus supplement at our option. Similarly, a senior debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Senior Debt Securities

A fixed rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon senior debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Senior Debt Securities” below for more information about zero coupon and other original issue discount senior debt securities. This type may also include “step up” securities, for which the interest rate may increase for certain periods as described in the applicable prospectus supplement.

Each fixed rate senior debt security, except any zero coupon senior debt security, will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate senior debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the senior debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the original issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate senior debt securities on the basis of a 360-day year consisting of 12 30-day months (30/360 day count convention), unless your prospectus supplement provides that we will compute interest on a different basis.

If your senior debt security is a zero coupon senior debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your senior debt security and (B) the portion of the excess of the principal amount of your senior debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year consisting of 12 30-day months (30/360 day count convention), unless your prospectus supplement provides that we will compute interest on a different basis; and (2) as of any date on or after the stated maturity, the principal amount of your senior debt security.

Floating Rate Senior Debt Securities

A floating rate senior debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your senior debt security is a floating rate senior debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement. Certain common interest rates to which your securities may be linked are described under “Common Interest Rates” below.

Each floating rate senior debt security will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate senior debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment.

Calculation Agent.    Calculations relating to floating rate senior debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include one of our affiliates. We have initially appointed Nomura Securities International, Inc. to act as our calculation agent with respect to the senior debt securities. The prospectus supplement for a particular floating rate senior debt security will name the institution that we have appointed to act as the calculation agent for that senior debt security as of its original issue date if it is not Nomura Securities International, Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest.    For each floating rate senior debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period, i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate senior debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 day count convention).

Upon the request of the holder of any floating rate senior debt security, the calculation agent will provide for that senior debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any senior debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate senior debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate senior debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent or dealer participating in the distribution of the relevant floating rate senior debt securities and its affiliates, and they may include our affiliates.

Examples of Senior Debt Securities that Combine Types of Senior Debt Securities

As discussed above, a senior debt security may have elements of each of the types of senior debt securities described in this prospectus. A fixed-to-floating rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement for the initial interest period described in the applicable prospectus supplement, and will bear interest at a floating rate of interest for any subsequent interest periods, in each case as described with respect to such rates above and as specified in the applicable prospectus supplement. A floating-to-fixed rate senior debt security will bear interest at a floating rate of interest described in the applicable prospectus supplement for the initial interest period described in the applicable prospectus supplement, and will bear interest at a fixed rate for any subsequent interest periods, in each case as described with respect to such rates above and as specified in the applicable prospectus supplement. A “switchable” senior debt security will bear interest at the rate (either fixed or floating) specified in the applicable prospectus supplement unless we exercise our option to “switch” the interest rate to another interest rate that will be specified in the applicable prospectus supplement. The dates on which we may exercise our option to switch the interest rate will be specified in the applicable prospectus supplement. The foregoing are examples of these types of securities, but these examples are not meant to be exhaustive. Please read the prospectus supplement applicable to your securities for a description of the terms of your securities.

Indexed Senior Debt Securities

An indexed senior debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

All indexed senior debt securities will be cash settled. If you purchase an indexed senior debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed senior debt security and will have sole discretion in doing so.

Original Issue Discount Senior Debt Securities

A fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security may be an original issue discount senior debt security. A senior debt security of this type is generally issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount senior debt security may be a zero coupon senior debt security. However, a senior debt security may be treated as issued with original issue discount for U.S. federal income tax purposes regardless of whether the senior debt security is issued at a discount to its principal. See, “United States Taxation—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning a debt security that is treated as issued with original issue discount for U.S. federal income tax purposes. Your applicable prospectus supplement will state whether we intend to treat your senior debt security as issued with original issue discount for U.S. federal income tax purposes.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your senior debt security, which will include some or all of the following:

•	the aggregate principal amount of your senior debt security or the senior debt securities of the same series or tranche, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your senior debt security;

•	the issue price at which we originally issue your senior debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your senior debt security is a fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security or any combination thereof;

•	if your senior debt security is a fixed rate senior debt security, a rate per annum at which your senior debt security will bear interest, if any, and the interest payment dates;

•	if your senior debt security is a floating rate senior debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier, leverage multiplier, or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your senior debt security is a fixed-to-floating rate senior debt security or a floating-to-fixed rate debt security, the initial interest period; a rate per annum at which your senior debt security will bear interest for the fixed rate period, if any; the interest rate basis for any floating rate period; any applicable index currency or index maturity, spread or spread multiplier, leverage multiplier, or initial base rate, maximum rate or minimum rate; the interest reset, determination and calculation dates; the day count convention used to calculate interest payments for any period; the business day convention; the calculation agent; and the interest payment dates;

•

if your senior debt security is an indexed senior debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, the terms on which your senior debt security will be exchangeable for or payable in cash, and the terms, if any, on which it may be redeemed at our or your option;

•	if your senior debt security is also an original issue discount senior debt security, the yield to maturity;

•

if applicable, the circumstances under which your senior debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than denominations of $1,000, and any integral multiples of $1,000 in excess thereof;

•	the minimum initial investment amount, if other than $1,000;

•

the depositary for your senior debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your senior debt security in book-entry form only;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your senior debt security, as applicable;

•	any change in the actions permitted or required under the indenture to be taken by or on behalf of the holders of the senior debt securities;

•	whether a survivor’s option applies to your senior debt security; and

•	any other terms of your senior debt security, which could be different from those described in this prospectus.

Market-Making Transactions

One or more of Nomura’s subsidiaries may purchase and resell senior debt securities in market-making transactions after their initial issuance, although they are not obligated to do so. Nomura or its subsidiaries may also purchase senior debt securities in the open market or in private transactions to be held by them or cancelled, although they are not obligated to do so.

Redemption and Repayment

Early Redemption At Our Option

The applicable prospectus supplement will indicate the terms of our option, if any, to redeem the securities, in whole or in part, before their stated maturity. Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities.

If so specified in the applicable prospectus supplement, we, at our election, may redeem the securities in whole or in part on any optional redemption date. The applicable prospectus supplement will indicate the optional redemption dates. Unless stated otherwise in the applicable prospectus supplement, the optional redemption date will be governed by the “following business day” convention, and interest will not accrue during the period from and after the optional redemption.

If we exercise any early redemption option we have, we will pay you the redemption price per security specified in the applicable prospectus supplement, together with any accrued but unpaid interest thereon to but excluding the optional redemption date. If different redemption prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If we exercise an option to redeem any senior debt security (other than an automatically callable security that experiences the relevant call event), we will give to the holder written notice of the principal amount of the senior debt security to be redeemed. Unless the applicable prospectus supplement specifies a shorter period, we will give you notice of our exercise of our option to redeem not less than 30 days nor more than 60 days before the applicable redemption date, or such other period as may be specified in the applicable prospectus supplement. We will give the notice in the manner described below in “—Notices.”

Automatic Redemption

If the applicable prospectus supplement specifies that your securities are automatically redeemable or “autocallable,” then, unless otherwise specified in the applicable prospectus supplement, if on any call observation date, the level of the interest rate is greater than or equal to the call barrier level, the securities will automatically be redeemed for a cash payment per security equal to the call payment amount, payable on the call settlement date.

•

The “call observation date” is one or more trading days during the term of the securities, specified in the applicable prospectus supplement, on which the level of the interest rate is observed for purposes of determining whether an automatic redemption will occur. If a call observation date (including the final call observation date) is not a business day or if the applicable rate is not available on that day, and unless the applicable prospectus supplement specifies otherwise, the applicable call observation date will be the first following business day on which the calculation agent determines that the interest rate is available. In no event, however, will the call observation date be postponed by more than five business days. If the interest rate is not available on such last possible date for any reason, the calculation agent will make an estimate of the interest rate for that date. The applicable prospectus supplement will specify the business days that are applicable to your securities.

•	The “call barrier level” is the minimum level of the interest rate that triggers an automatic redemption on a call observation date.

•

The “call payment amount” will be either the principal amount of the securities, or the principal amount of the securities plus a call premium. The call premium will be expressed as a percentage of the issue price of the securities and will be specified in the applicable prospectus supplement.

•

The “call settlement date” with respect to any securities that are automatically called is the third business day after the applicable call observation date, unless otherwise specified in the applicable prospectus supplement. If the securities are automatically called on the last possible call observation date, we will redeem the securities and pay you on the maturity date.

Repayment at the Option of the Holder

You will not be entitled to require us to buy your senior debt security from you before its stated maturity, unless your prospectus supplement specifies one or more repayment dates. If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase senior debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Senior debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity and another corporation or entity is generally permitted to consolidate with or merge into us. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series or tranche of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura, the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series or tranche and the underlying indenture with respect to that series or tranche. The successor entity must be organized under the laws of the United States.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series or tranche has occurred and is continuing. For this purpose, “default under the senior debt securities of that series or tranche” means an event of default with respect to that series or any event that would be an event of default with respect to that series or tranche if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the senior debt securities of any series or tranche, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura, or any share-for share exchange (kabushiki-kokan), share transfer (kabushiki-iten) or corporate split (kaisha bunkatsu) pursuant to the Companies Act of Japan, but in which we do not merge or consolidate and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your senior debt securities.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to our senior debt securities. In general, we expect these provisions to apply to each senior debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed senior debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any senior debt securities. This is called full defeasance. For us to do so, each of the following conditions, among others, must occur:

•

we must deposit in trust for the benefit of all holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates;

•

there must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing the holders to be taxed on those senior debt securities under the then current U.S. federal income tax law any differently than if we did not make the deposit and just repaid those senior debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from your senior debt security would be treated as though we took back your senior debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your senior debt security; and

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your senior debt security, you would have to rely solely on the trust deposit for payments on your senior debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your senior debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any senior debt securities, we must do both of the following:

•

we must deposit in trust for the benefit of the holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those senior debt securities any differently than if we did not make the deposit and just repaid those senior debt securities ourselves.

If we accomplish covenant defeasance with regard to your senior debt security, the following provisions of the indenture and your senior debt security would no longer apply:

•	the merger covenant described above and any other covenants that your prospectus supplement may state are applicable to your senior debt security; and

•	the events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default—Events of Default.”

Any right we have to redeem will survive covenant defeasance with regard to those senior debt securities.

If we accomplish covenant defeasance on your senior debt security, you can still look to us for repayment of your senior debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your senior debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your tranche of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any tranche of senior debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any senior debt security of that tranche on the due date and the non-payment continues for a period of seven days;

•	we do not pay interest on any senior debt security of that tranche within 30 days after the due date;

•

we do not deposit a sinking fund payment with regard to any senior debt security of that tranche on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement and non-deposit continues for a period of seven days;

•

we default in the performance or remain in breach of any covenant we make in the indenture for the benefit of the relevant tranche, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant tranche of senior debt securities then outstanding;

•

we or Nomura file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur and, if such events are involuntary, continue for more than sixty days;

•

the cessation of effectiveness of the guarantee of that tranche or the finding by any judicial proceeding that the guarantee of that tranche is unenforceable or invalid or the denial or disaffirmation by Nomura of its obligations under the guarantee of that tranche; or

•	if the applicable prospectus supplement states that any additional event of default applies to the tranche, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular tranche or any particular senior debt security or senior debt securities within a tranche, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any tranche of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that tranche then outstanding may accelerate the stated maturity of the affected tranche of senior debt securities by declaring the entire principal amount of the senior debt securities of that tranche to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any tranche is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that tranche may cancel the acceleration, subject to certain conditions set forth in the indenture.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant tranche may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that tranche. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the senior debt securities of that tranche.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	the holder of our senior debt securities must give the trustee written notice that an event of default has occurred;

•

the holders of not less than 25% in principal amount of all senior debt securities of your tranche must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the senior debt securities of your tranche must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your tranche.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any tranche may waive a default for all senior debt securities of that tranche. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Guaranteed Senior Debt Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the indenture and the senior debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a tranche of senior debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification of the Guaranteed Senior Debt Indenture and Waiver of Covenants

There are four types of changes we can make to our indenture and the senior debt securities or series of senior debt securities issued under the indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of any senior debt securities, taken separately or together, as applicable, and whether comprising the same or different series or tranche or less than all of the senior debt securities of a series or tranche, the approval of whose holders is needed to change the indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•

change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series or tranche in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the indenture and the senior debt securities issued under the indenture would require the following approval:

•	If the change affects only particular senior debt securities within a series or tranche, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series or tranches, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series or tranche issued under the indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series or tranche that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under our indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series or tranche, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series or tranche. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been canceled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Special Class Voting Rights

We may issue particular senior debt securities or a particular series or tranche of senior debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the indenture) that would otherwise require a vote of all affected senior debt securities or all affected series or tranches voting together as a single class. Any such senior debt securities or series or tranche of senior debt securities would be entitled to vote together with all other affected senior debt securities or affected series or tranches voting together as one class, and would also be entitled to vote separately as a class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant senior debt securities or the relevant series or tranche. For other senior debt securities or series or tranches of senior debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For senior debt securities or series or tranches of senior debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other senior debt securities or series or tranches of senior debt securities having special rights.

We may issue series or tranches having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding senior debt securities or series or tranches.

Eligible Principal Amount of Some Senior Debt Securities

In some situations, we may follow special rules in calculating the principal amount of senior debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any senior debt security of the kind described below, we will decide how much principal amount to attribute to the senior debt security as follows:

•

for an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default;

•

for a senior debt security whose principal amount is not known, we will use the amount (or the method for determining that amount) that we specify in the prospectus supplement for that senior debt security. The principal amount of a senior debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•

for senior debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine as of the date of the holders’ action in the manner provided in the prospectus supplement for that senior debt security.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or tranche or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series or tranche are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

Payment Mechanics for Senior Debt Securities

If interest is due on a senior debt security on an interest payment date, we will pay the interest to the person in whose name the senior debt security is registered at the close of business on the regular record date relating to the interest payment date as described in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the senior debt security. If principal or another amount besides interest is due on a senior debt security at maturity, we will pay the amount to the holder of the senior debt security against surrender of the senior debt security at a proper place of payment or, in the case of a global senior debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Business Days

The following business day definitions may apply to any senior debt security:

“London business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“New York business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York.

“TARGET business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“Tokyo business day” means, in respect of any date to be subject to adjustment in accordance with any applicable business day convention, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Tokyo.

“U.S. Government securities business day” means any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.

Alternatively, the applicable prospectus supplement may specify that a business day with respect to any senior debt security will be a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the same currency as the payment obligation that is payable on or calculated by reference to that date in the designated financial center(s) specified in the applicable prospectus supplement. For example, if the applicable prospectus supplement specifies that “Singapore business day” and “Singapore” financial center are applicable, a business day will be a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Singapore, and the relevant financial center is Singapore.

Unless the applicable prospectus supplement otherwise provides, the New York business day definition applies to your securities. Additional business days not defined above may apply to any senior debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any senior debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a senior debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Common Day Count Conventions

The relevant prospectus supplement may specify one of the following day count conventions to apply to the calculation of interest due on any senior debt security.

•

If “Actual/Actual”, “Actual/Actual (ISDA)”, “Act/Act” or “Act/Act (ISDA)” is specified, the fraction will be equal to the number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (1) the number of days in that portion of the interest period falling in a leap year divided by 366 and (2) the number of days in that portion of the interest period falling in a non-leap year divided by 365).

•	If “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the fraction will be equal to the number of days in the interest period divided by 365.

•	If “Actual/360”, “Act/360” or “A/360” is specified, the fraction will be equal to the number of days in the interest period divided by 360.

•	If “30/360” is specified, the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1)]+[30 x (M2 – M1)]+(D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

All percentages resulting from any calculation relating to any security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or ..0987655). All amounts used in or resulting from any calculation relating to any security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Senior Debt Securities.    We will make payments on a global senior debt security in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global senior debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—Global Security.”

Payments on Non-Global Senior Debt Securities.    We will make payments on a senior debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the senior debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global senior debt security has a principal amount of at least $1 million (and the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the senior debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the senior debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their senior debt securities.

Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Senior Debt Securities.    We will make payments on a global senior debt security in the specified currency in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time.

Indirect owners of a global senior debt security denominated in a specified currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Senior Debt Securities.    Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a senior debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. dollars.    Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another specified currency, either on a global senior debt security or a non-global senior debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any senior debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any senior debt security or the indenture.

Exchange Rate Agent.    If we issue a senior debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent. We have initially appointed Nomura Securities International, Inc. to act as our exchange rate agent with respect to the senior debt securities. If we appoint someone other than Nomura Securities International, Inc. to act as exchange rate agent with respect to your securities, we will advise you of that fact in the prospectus supplement applicable to the initial issuance of your securities. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a senior debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any senior debt security or the indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day. See “Description of Debt Securities and Guarantee—Business Day Conventions.”

Paying Agent

We or Nomura, as the case may be, may appoint one or more financial institutions to act as the paying agent for us or Nomura, respectively, at whose designated offices senior debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We or Nomura may add, replace or terminate paying agents from time to time. We or Nomura may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us or Nomura to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us or Nomura, as the case may be. After that two-year period, the holder may look only to us or Nomura, as the case may be, for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Deutsche Bank Trust Company Americas is initially serving as the trustee for the senior debt securities. Under the indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents Nomura files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC. The address of Deutsche Bank Trust Company Americas is 60 Wall Street, 27th Floor, New York, New York 10005.

Indemnification of Trustee for Actions Taken on Your Behalf

The indenture provides that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Survivor’s Option

If the “survivor’s option” is specified in the relevant prospectus supplement as applicable to your senior debt securities, then upon the death of the beneficial owner of senior debt securities, a valid exercise of the survivor’s option as described below and a proper tender of the relevant senior debt securities, we will redeem the relevant senior debt securities at a price equal to 100% of the principal amount of the relevant senior debt securities plus accrued and unpaid interest, if any, to the date of such redemption, subject to limitations on the aggregate amount of each series or tranche of senior debt securities we will redeem in any calendar year as described below.

Conditions to Exercise of the Survivor’s Option

The survivor’s option may be exercised with respect to a particular senior debt security only if all of the following are true:

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the deceased beneficial owner purchased the senior debt security in the initial public offering of the applicable series or tranche of senior debt securities (and not, for example, in a secondary market transaction);

•	the senior debt security was purchased at least one year prior to the date of the beneficial owner’s death;

•

if the senior debt security was purchased in joint tenancy (with or without right of survivorship) or tenancy by the entirety, the survivor’s option may be exercised only if all such tenants are deceased (i.e., upon the death of the last remaining beneficial owner);

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if the senior debt securities were purchased by tenants in common, the survivor’s option may be exercised upon the death of any beneficial owner, but only with respect to the deceased holder’s interest in those senior debt securities and only if that interest represents a whole, rather than a fractional, senior debt security (for example, if the deceased beneficial owner held $2,000 in principal amount of a particular series or tranche of senior debt securities as a tenant in common with one other surviving person with an equal interest (i.e., a 50/50 tenancy), the survivor’s option could be exercised with respect to $1,000, or 50%, of such senior debt securities held by the tenancy in common, but if the tenants in common owned only $1,000 in principal amount of such series or tranche of senior debt securities, the deceased beneficial owner’s representative could not exercise the survivor’s option because $500 is not a whole senior debt security); provided, that spouses holding as tenants in common will be treated for all purposes as if they owned the senior debt securities as joint tenants (i.e., both spouses must be deceased before the survivor’s option can be exercised); and

•	the exercise of the survivor’s option does not violate the annual limitation or individual limitation described below.

Annual Limitation and Individual Limitation

In addition to the limitations discussed above, the aggregate principal amount of senior debt securities of a particular series or tranche as to which the survivor’s option may be exercised may be limited, in our sole discretion, as follows:

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In any calendar year to the greater of $250,000 or 1% of the aggregate outstanding principal amount of the senior debt securities of a particular series or tranche as of December 31 of the most recently completed year (the “annual limitation”).

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For any deceased beneficial owner or, if owned jointly, for the last surviving beneficial owner of the senior debt securities of a particular series or tranche, to $100,000 for any calendar year for senior debt securities of such series or tranche (the “individual limitation”).

In addition, we will only permit the exercise of the survivor’s option for whole senior debt securities.

We may, at our option, redeem the senior debt securities of any deceased beneficial owner in any calendar year in excess of the individual limitation. We may also, at our option, redeem the senior debt securities of deceased beneficial owners in any calendar year in an aggregate principal amount exceeding the annual limitation. Any optional redemption by us of this kind, to the extent it exceeds the annual limitation or individual limitation, will not be considered in calculating those limitations for any other calendar year.

If we opt to redeem a deceased beneficial owner’s senior debt securities in excess of either or both of the individual limitation and annual limitation, our decision will be made for that deceased beneficial owner’s exercise of the survivor’s option with respect to such series or tranche of senior debt securities alone and will not affect the limitations with respect to any other beneficial owner or such deceased beneficial owner’s senior debt securities of another series or tranche. We may waive any applicable limitations with respect to the senior debt securities of a particular series or tranche of a deceased beneficial owner but not make the same or similar waivers with respect to other deceased beneficial owners or with respect to senior debt securities of other series or tranches owned by such deceased beneficial owner.

Exercises of Survivor’s Option in Excess of Annual Limitation or Individual Limitation

We will accept, in the order delivered, each senior debt security delivered pursuant to a valid exercise of the survivor’s option, unless the acceptance of that senior debt security would contravene the annual limitation or the individual limitation (unless waived by us in our sole discretion). If a senior debt security delivered for redemption pursuant to a valid exercise of the survivor’s option is not accepted, we will deliver a notice by first-class mail to the registered holder that states that the senior debt security has not been accepted and that provides the reason that the senior debt security has not been accepted.

Any senior debt security we accept for redemption pursuant to an exercise of the survivor’s option will be redeemed no later than the first interest payment date to occur that is at least 30 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. Each senior debt security delivered for redemption that is not accepted in any calendar year due to the application of the annual limitation or the individual limitation will be deemed to be tendered in the following calendar year in the order in which any such senior debt securities were originally tendered. Any senior debt securities delivered to us upon proper exercise of the survivor’s option may not be withdrawn. Any senior debt securities that are tendered but have not yet been redeemed at the time of maturity will receive the maturity payment rather than a payment pursuant to the survivor’s option.

All questions regarding the eligibility or validity of any exercise of the survivor’s option will be determined by us in our sole discretion, which determination will be final and binding on all parties.

Special Ownership Situations

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a senior debt security will be deemed the death of the beneficial owner for purposes of the survivor’s option, regardless of the registered holder, if the beneficial interest can be established to our satisfaction at that time. A beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or community property and trust arrangements where one person has substantially all of the beneficial ownership interest in the senior debt security during his or her lifetime.

Exercise of Survivor’s Option

If the beneficial owner purchased a senior debt security, either in its entirety or as a joint tenant or tenant in common, we will deem the personal representative of the deceased beneficial owner (as determined in accordance with the laws of the relevant jurisdiction) to be the representative of the beneficial owner, subject to the limitations on certain kinds of ownership by tenancy described above. If the beneficial owner purchased the beneficial title to the senior debt security and the legal title was held by an agent, nominee, bare trustee or spouse, we will deem the agent, nominee, bare trustee or spouse (but not as a joint tenant or tenant in common with such spouse) (we refer to any such agent, nominee, bare trustee or spouse as a “nominee”) to be the representative of the beneficial owner. If the beneficial owner has designated a beneficiary or beneficiaries in accordance with the laws of the applicable jurisdiction, including without limitation Individual Retirement Accounts, Roth IRA Accounts, and Transfer on Death Accounts, we will deem the designated beneficiary or beneficiaries to be the representative of the beneficial owner.

In the case of redemption pursuant to the exercise of the survivor’s option for senior debt securities represented by a global security, unless your prospectus supplement specifies otherwise, DTC or its nominee will be the holder of the senior debt securities and therefore will be the only entity that can exercise the survivor’s option for your senior debt security. To obtain redemption pursuant to exercise of the survivor’s option with respect to a senior debt security, the representative must provide to the broker or other entity through which the deceased owner held the beneficial interest:

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a written request for redemption signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of FINRA or a commercial bank or trust company having an office or correspondent in the United States;

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appropriate evidence satisfactory to us that the representative has authority to act on behalf of the deceased beneficial owner, that the death of the beneficial owner has occurred, of the date of death of the beneficial owner, that the deceased was the owner of a beneficial interest in the senior debt security at the time of death, that the senior debt security was purchased in the initial public offering of such series or tranche of senior debt securities and that the other conditions set forth above under “Conditions to Exercise of the Survivor’s Option” are met;

•	instructions to the broker or other entity to notify the depositary of such senior debt securities of its desire to obtain redemption pursuant to exercise of the survivor’s option;

•	a detailed description of the relevant senior debt security, including the CUSIP number;

•	the deceased’s social security number; and

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any additional information we reasonably require to evidence satisfaction of any conditions to the exercise of the survivor’s option or to document beneficial ownership or authority to make the election and to cause the redemption of the senior debt security.

The broker or other entity must provide to us:

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a written request for redemption signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of FINRA or a commercial bank or trust company having an office or correspondent in the United States;

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appropriate evidence satisfactory to us that the representative has authority to act on behalf of the deceased beneficial owner, that the death of the beneficial owner has occurred, of the date of death of the beneficial owner, that the deceased was the owner of a beneficial interest in the senior debt security at the time of death, that the senior debt security was purchased in the initial public offering of such series or tranche of senior debt securities and that the other conditions set forth above under “Conditions to Exercise of the Survivor’s Option” are met;

•

a certificate or letter satisfactory to us from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased’s beneficial interest in the senior debt security; and

•	a detailed description of the senior debt security, including the CUSIP number.

For any senior debt securities held in global form, we will make any payments pursuant to the exercise of the survivor’s option directly to the depositary of such senior debt securities, who will then make the appropriate payments to the broker or other entity representing the deceased beneficial owner or owners. The broker or other entity will then be responsible for disbursing any payments it receives pursuant to exercise of the survivor’s option to the appropriate representative.

In order validly to exercise a survivor’s option for a senior debt security held in definitive rather than global form, the representative must deliver to us the same information, noted above, to be delivered to the broker or other entity for exercise of such right for a global security (other than instructions to notify the depositary), plus the senior debt security, a properly executed assignment of the senior debt security, and evidence of beneficial ownership of any senior debt security held in nominee name.

Considerations in Exercise of Survivor’s Option

Whether you should exercise the survivor’s option with respect to any senior debt security, if you meet the eligibility requirements to do so, is a decision you should make in consultation with your financial adviser, after considering all the facts and circumstances of your situation, including the price for which you may sell your senior debt securities in the then-current secondary market. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market in the senior debt securities, although they are not required to do so and may stop any such market-making activities at any time. Depending on the type of senior debt securities you hold and prevailing market conditions at the time you are considering your exercise of the survivor’s option, in some circumstances the market value of the senior debt securities may be greater than their principal amount plus any accrued and unpaid interest. Accordingly, you should contact your financial advisor or broker to determine the then-current market price of your senior debt securities in order to determine whether to sell the senior debt securities to a market participant instead of redeeming the senior debt securities at the principal amount plus accrued and unpaid interest, if any, pursuant to a request to exercise the survivor’s option.

COMMON INTEREST RATES

This section describes the different kinds of interest rates that may apply to your securities if they bear interest at a floating rate, as specified in your prospectus supplement. In the event of a conflict between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

LIBOR

The prospectus supplement applicable to your securities will specify whether an interest rate based on the London Interbank Offered Rate, or “LIBOR,” applies to your securities. LIBOR represents the offered interest rate that banks in the London Interbank market will pay on deposits in specified currencies (or “Index currencies”) with a maturity of a specific term, or the “designated maturity.” The applicable prospectus supplement will specify the index currency, the designated maturity, and the designated electronic quotation page that is applicable to your securities and from which the interest rate applicable to your securities will generally be determined, except as noted below. The calculation agent will determine LIBOR for each interest determination date as follows:

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As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency of the designated maturity, commencing on the second London business day immediately following that interest determination date, that appear on the Designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms, provides only for a single rate, that single rate will be used. If we specify that “USD-LIBOR-BBA” is the rate applicable to your securities, the interest rate for the applicable interest determination date will be the rate for deposits in U.S. dollars for a period of the designated maturity, specified in the relevant prospectus supplement, which appears on the Reuters screen “LIBOR01” as of 11:00 a.m., London time, on the day that is two London business days preceding that interest determination date. If that rate does not appear on the Reuters screen “LIBOR01,” the rate for that interest determination date will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable floating rate option.

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If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified in the relevant prospectus supplement, or (ii) no rate appears and the relevant prospectus supplement specifies “LIBOR Reuters” and the Designated LIBOR page by its terms provides only for a single rate (as in the case of USD-LIBOR-BBA), then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in a representative amount in the index currency for the period of the designated maturity specified in the relevant prospectus supplement commencing on the second London business day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

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If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the relevant prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date (in the case of USD-LIBOPR-BBA, New York City), by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the designated maturity specified in the relevant prospectus supplement and in the representative amount.

•	If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will be determined by the calculation agent.

The “index currency” means the currency specified in the relevant prospectus supplement as the currency for which LIBOR will be calculated. If the euro is specified as the currency, the rate will be calculated as described under “Common Interest Rates—EURIBOR”. If the currency is not specified in the relevant prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR page” means the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor.

If LIBOR Reuters is not specified in the relevant prospectus supplement, LIBOR for the applicable index currency will be determined as if LIBOR Reuters were specified, and, if the U.S. dollar is the index currency, as if “USD-LIBOR-BBA” had been specified.

EURIBOR

The prospectus supplement applicable to your securities will specify whether an interest rate based on the Euro Interbank Offered Rate, or “EURIBOR,” applies to your securities. The calculation agent will determine EURIBOR as described above under “Common Interest Rates—LIBOR” except that the Designated LIBOR page for EURIBOR will be Reuters page “EURIBOR01” (or any successor page) and the applicable time will be 11:00 a.m., Brussels time.

USD CMS Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the USD CMS rate applies to your securities. The calculation agent will determine the USD CMS rate for each interest determination date as follows:

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Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the USD CMS rate refers to the rate for U.S. Dollar swaps with the designated maturity specified in the relevant prospectus supplement that appears on Reuters page “ISDAFIX1” (or any successor page) at approximately 11:00 a.m., New York City time, on such interest determination date, as determined by the calculation agent.

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If on such interest determination date the applicable USD CMS rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the New York City interbank market, mid-market semi-annual swap rate quotations in a representative amount and with terms equal to the designated maturities, at approximately 11:00 a.m., New York City time, on the interest determination date relating to such calendar day. The “semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable designated maturity commencing on the relevant interest determination date and in the representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the LIBOR rate (as defined above) with a designated maturity of 3 months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate.

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If at least three quotations are provided, the USD CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

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If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the USD CMS rate for that interest determination date will be determined by the calculation agent.

EUR CMS Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the EUR CMS rate applies to your securities. The calculation agent will determine the EUR CMS rate for each interest determination date as follows:

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Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the EUR CMS rate refers to the annual swap rate for Euro swap transactions with the designated maturities specified in the relevant prospectus supplement, that appears on Reuters page “ISDAFIX2” (or any successor page) under the heading “EURIBOR BASIS—EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:00 a.m., Frankfurt time, on such interest determination date, as determined by the calculation agent.

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If on such interest determination date the applicable EUR CMS rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the Frankfurt interbank market, mid-market annual swap rate quotations in a representative amount and with terms equal to the designated maturities, at approximately 11:00 a.m., Frankfurt time, on the interest determination date relating to such calendar day. The “annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating Euro interest rate swap transaction with a term equal to the applicable designated maturity commencing on the relevant interest determination date and in the representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the EURIBOR Rate (as defined above), with a designated maturity of six months. The calculation agent will select the five swap dealers after consultation with us and will request the principal Frankfurt office of each of those dealers to provide a quotation of its rate.

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If at least three quotations are provided, the EUR CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

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If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the EUR CMS rate will remain the EUR CMS rate USD CMS rate for that interest determination date will be determined by the calculation agent.

GBP CMS Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the GBP CMS rate applies to your securities. The calculation agent will determine the GBP CMS rate for each interest determination date as follows:

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Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the GBP CMS rate refers to the annual swap rate for pounds sterling swap transactions with the designated maturities specified in the relevant prospectus supplement, that appears on Reuters page “ISDAFIX4” (or any successor page) under the heading “GBP 11:00AM” and above the caption “11:00 AM London” at approximately 11:00 a.m., London time, on such interest determination date, as determined by the calculation agent.

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If on such interest determination date the applicable GBP CMS rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the London interbank market, mid-market semi-annual swap rate quotations in a representative amount and with terms equal to the designated maturities, at approximately 11:00 a.m., London time, on the interest determination date relating to such calendar day. The “semi-annual swap rate” means the mean of the bid and offered rates for the fixed leg, calculated on an Actual/365 (Fixed) day count basis, of a fixed-for-floating pounds sterling interest rate swap transaction with a term equal to the applicable designated maturity commencing on the relevant interest determination date and in the representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/365 day count basis, is equivalent to LIBOR where pounds sterling is the index currency, with a designated maturity of six months. The calculation agent will select the five swap dealers after consultation with us and will request the principal London office of each of those dealers to provide a quotation of its rate.

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If at least three quotations are provided, the GBP CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

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If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the GBP CMS rate for that interest determination date will be determined by the calculation agent.

CMT Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the CMT rate applies to your securities. The calculation agent will determine the CMT rate for each interest determination date as follows:

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Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the CMT rate refers to the yield for United States Treasury securities at “constant maturity” with the designated maturity specified in the relevant prospectus supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on the Reuters page “FRBCMT” (or any successor page) at 3:30 p.m., New York City time on such interest determination date, as determined by the calculation agent.

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If the CMT rate is not displayed on the applicable Reuters page at 3:30 p.m., New York City time on such interest determination date, then the CMT rate for such interest determination date will be a percentage equal to the yield for United States Treasury securities at constant maturity for a period of the designated maturity as set forth in H.15(519) under the caption “Treasury constant maturities” (expressed as a number and not a percentage).

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If the applicable CMT rate does not appear in H.15(519), the CMT rate for such interest determination date will be the rate for a period of the designated maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15-519 (expressed as a number and not a percentage).

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If on any interest determination date, neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at a constant maturity for the maturity of the relevant CMT rate, the CMT rate on the relevant interest determination date will be calculated by the calculation agent based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the relevant interest determination date, received from three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage). The calculation agent will select five such securities dealers after consultation with us, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for United States Treasury securities with an original maturity equal to the maturity of the relevant CMT rate, a remaining term to maturity of no more than one year shorter than the maturity of the relevant CMT rate and in a principal amount equal to the representative amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the maturity of the relevant CMT rate, the quotes for the United States Treasury security with the shorter remaining term to maturity will be used.

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If fewer than five but more than two such prices are provided as requested, the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

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If the calculation agent cannot obtain three United States Treasury securities quotations of the kind requested in the prior two bullet points, the calculation agent will determine the CMT rate to be an amount equal to the yield to maturity based on the arithmetic mean of the secondary market bid prices for United States Treasury securities, at approximately 3:30 p.m., New York City time, on the relevant interest determination date of three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage). In selecting these bid prices, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for United States Treasury securities with an original maturity greater than the maturity of the relevant CMT rate, a remaining term to maturity closest to the maturity of the relevant CMT rate and in a representative amount. If two United States Treasury securities with an original maturity longer than the maturity of the relevant CMT rate have remaining terms to maturity that are equally close to the maturity of the relevant CMT rate, the calculation agent will obtain quotations for the United States Treasury security with the shorter remaining term to maturity.

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If fewer than five but more than two of the leading primary United States government securities dealers provide quotes as described in the prior paragraph, then the CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

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If fewer than three leading primary United States government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate for that interest determination date will be determined by the calculation agent.

Federal Funds Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the federal funds rate applies to your securities. Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the federal funds rate refers to the rate equal to the federal funds

(effective) rate or the federal funds open rate, as specified in your prospectus supplement. The calculation agent will determine the federal funds rate for each interest determination date as follows:

If federal funds (effective) is indicated in your prospectus supplement, for each interest determination date, the federal funds rate refers to the rate for U.S. dollar federal funds as published in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters page “FEDFUNDSI” under the heading “EFFECT” (or any successor page) at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

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If on such interest determination date the applicable federal funds rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)” at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

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If the rate described above is not displayed on the Reuters page “FEDFUNDSI” (or any successor page) and does not appear in H.15(519), H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent after consultation with us.

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If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will for that interest determination date will be determined by the calculation agent.

If federal funds open is indicated in your prospectus supplement, for each interest determination date, the federal funds rate refers to the rate for U.S. dollar federal funds on the relevant interest determination date under the heading “Federal Funds” and opposite the caption “Open”, as that rate is displayed on Reuters screen page 5 (or any successor page) at approximately 5:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

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If on such interest determination date the applicable federal funds rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the federal funds open rate for the relevant interest determination date, will be the rate for that day displayed on the FFPREBON Index page on Bloomberg (which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg) at approximately 5:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

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If the rate described above is not displayed on Reuters screen page 5 (or any successor page) and does not appear on the FFPREBON Index on Bloomberg at approximately 5:00 P.M., New York City time, on the relevant interest determination date, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, arranged before 9:00 A.M., New York City time, on the relevant interest determination date, quoted by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent after consultation with us.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate for that interest determination date will be determined by the calculation agent.

Prime Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the prime rate applies to your securities. The calculation agent will determine the prime rate for each interest determination date as follows:

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Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the prime rate refers to the rate published in H.15 (519) opposite the heading “Bank prime loan” at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable prime rate cannot be determined as described above, then the prime rate will be the rate as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen USPRIMEI Page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of approximately 11:00 A.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If fewer than four of these rates appear on the Reuters screen USPRIMEI page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent after consultation with us. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•	If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for that interest determination date will be determined by the calculation agent.

“Reuters screen USPRIMEI page” means the display on the Reuters screen page titled “USPRIMEI”, for the purpose of displaying prime rates or base lending rates of major U.S. banks (or any successor page).

Treasury Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the treasury rate applies to your securities. The calculation agent will determine the treasury rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the treasury rate refers to the rate for the auction, of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the designated maturity specified in the relevant prospectus supplement, as that rate appears on the Reuters page “USAUCTIONI0” or “USAUCTIONI I” page under the heading “INVEST RATE” (or any successor page) at approximately 3:00 P.M., New York City time, on such interest determination date, as determined by the calculation agent.

•	If on such interest determination date the applicable treasury rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as announced by the U.S. Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest determination date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date and for treasury bills having the specified designated maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market)” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described in the prior paragraph does not appear in H.15(519) at approximately 3:00 P.M., New York City time, on the relevant interest determination date, then the treasury rate will be the rate, for the relevant interest determination date and for treasury bills having the specified designated maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills (secondary market)” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified designated maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent after consultation with us.

•

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate for that interest determination date will be determined by the calculation agent.

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield	=	D x N	x	100
360 - (D x M)

where

•	“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

•	“N” means 365 or 366, as the case may be; and

•	“M” means the actual number of days in the applicable interest reset period.

Commercial Paper Rate

The prospectus supplement applicable to your securities will specify whether an interest rate based on the commercial paper rate applies to your securities. The calculation agent will determine the commercial paper rate for each interest determination date as follows:

•

Unless otherwise specified in the relevant prospectus supplement, for each interest determination date, the commercial paper rate will be the money market yield of the rate for commercial paper having the designated maturity specified in the relevant prospectus supplement, as published in

H.15(519) opposite the heading “Commercial Paper—Nonfinancial” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If on such interest determination date the applicable commercial paper rate cannot be determined by reference H.15(519), then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the designated maturity specified in the relevant prospectus supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, opposite the heading “Commercial Paper—Nonfinancial” at approximately 3:00 P.M., New York City time, on the relevant interest determination date, as determined by the calculation agent.

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at approximately 3:00 P.M., New York City time, on the relevant interest determination date, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the specified designated maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of approximately 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent after consultation with us.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for that interest determination date will be determined by the calculation agent.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield	=	D x 360	x	100
360 - (D x M)

where

•	“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” means the actual number of days in the relevant interest reset period.

General Terms Relating to the Common Interest Rates

The “representative amount” means an amount equal to the outstanding principal amount of the securities, as set forth in the relevant prospectus supplement, as of the relevant date of determination.

The relevant prospectus supplement will specify the applicable maturity to be used to determine the applicable LIBOR, EURIBOR, USD CMS rate, EUR CMS rate, GBP CMS rate, CMT rate, treasury rate or commercial paper rate, which, in each instance, we refer to as the “designated maturity.” For example, the relevant prospectus supplement may specify that the applicable USD CMS rate will be the 30-Year USD CMS rate, or that the applicable EUR CMS rate will be the 10-Year EUR CMS rate, or that the applicable LIBOR rate will be the three-month LIBOR rate.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such Web site, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

“H.15 daily update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm or any successor site or publication.

If, when we use the terms designated Reuters page, H.15(519), H.15 daily update, Reuters screen USPRIMEI page, Reuters screen page 5 or Reuters page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

This section describes the special considerations that will apply to registered securities issued in global, or “book-entry,” form.

Legal Owner of a Registered Security

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We intend to initially issue each security in book-entry form only by reference to a single master note. This means all securities we issue will be represented by one global security registered in the name of a financial institution that holds such master note as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form and represented by a single master note, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the event that the depositary is no longer willing or able to continue to hold our global master note which represents the securities, we may terminate the global master note and issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations and the obligations of the trustee under the indenture and the obligations, if any, of any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities, which in this case is the custodian of the depositary as holder of our global master note. We do not have obligations to investors who hold beneficial interests in our global master note, who may hold in street name if we terminate the global master note, or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global master note form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, e.g., to amend the indenture for a series or tranche of senior debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Security

We intend to issue each security in book-entry form only. All securities we issue in book-entry form will be represented by one global master note we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series or tranche of securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We intend, however, to issue a global security in the form of a master note that represents multiple securities of the same kind, such as senior debt securities, that have different terms and are issued at different times. We call this kind of global security a global master note. Unless your prospectus supplement indicates otherwise, your securities are represented by a global master note registered in the name of Cede & Co., as nominee for DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Unless the prospectus supplement for a particular security indicates otherwise, that security will be issued in global form only, and the security will be represented by the global master note at all times unless and until the global master note is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Owner of a Registered Security.”

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series or tranche of securities in book-entry form but we choose to give the beneficial owners of that series or tranche the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series or tranche and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate. Unless your prospectus supplement expressly states otherwise, you will not have the right to obtain non-global securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Owner of a Registered Security.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under the indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of certain of the debt securities we may offer. The material United States federal income tax consequences of acquiring, owning and disposing of the debt securities described below under “—United States Holders—Indexed and Other Debt Securities” or of securities that contain any material term not described in this prospectus will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to the Company and Nomura. It applies to you only if you acquire debt securities in an offering governed by this prospectus and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities with a term of more than 30 years, and “step up” or “switchable” securities will be discussed in the applicable prospectus or pricing supplement.

This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of acquiring, owning and disposing of debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder of acquiring, owning and disposing of debt securities that we may issue. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “—United States Holders—Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the securities, including tax withheld from the payment of such additional amounts.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers or similar persons, or organizations acting in the capacity of distribution agents or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “—Variable Rate Debt Securities.”

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made,

divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security,

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the adjusted issue price of the debt security.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s original issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the original issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the original issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the original issue date; or

2.	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the original issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the original issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the original issue date of the qualified floating rate or qualified inverse floating rate or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the original issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the original issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

LIBOR securities, EURIBOR securities, CMS rate securities, CMT rate securities, prime rate securities, treasury rate securities and commercial paper rate securities generally will be treated as variable rate securities under the rules described above, provided that (i) such securities meet the principal payments requirement discussed above; (ii) the spread multiplier, if any, satisfies the restrictions discussed above; and (iii) the maximum and minimum rates, if any, satisfy the restrictions discussed above.

However, the tax consequences of any particular note depends on its terms, and the tax treatment of each note will be described in the applicable pricing supplement. Consequently, unless the pricing supplement indicates otherwise, you should not rely on this tax characterization in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “—United States Holders—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of an original discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “—United States Holders—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount or market discount, and de minimis original issue discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments (except for payments in respect of de minimis market discount) and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable United States Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security traded on an established securities market, as defined in the applicable United States Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—United States Holders—Short-Term Debt Securities” or “—Market Discount”;

•	attributable to accrued but unpaid interest; or

•	attributable to changes in exchange rates as described below.

Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the sale, redemption, or maturity of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed, Renewable, Extendible, and Amortizing Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules of indexed securities that are not treated as debt for tax purposes, contingent non-U.S. dollar currency debt securities, debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, renewable or extendible debt securities, and any debt securities providing for the periodic payment of principal over the life of the debt security.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person;

•

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the United States Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the United States Internal Revenue Service); or

•	a United States branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the United States Internal Revenue Service);

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

•

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with United States Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

United States Treasury Regulations Requiring Disclosure of Reportable Transactions

United States Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a United States trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a non-corporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Pursuant to recently enacted legislation, certain payments in respect of securities made to corporate United States holders after December 31, 2011 may be subject to information reporting and backup withholding.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. We believe the debt securities should not be subject to this requirement because the debt securities are issued by a domestic issuer, but it is possible that the Internal Revenue Service could assert that the securities are issued for tax purposes by Nomura (our ultimate parent) and it is possible the Internal Revenue Service could further assert that the debt securities are subject to this requirement. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the debt securities.

United States Alien Holders

In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•

an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person; or

•

other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with United States Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•

one or more of its partners are “United States persons”, as defined in United States Treasury regulations, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

JAPANESE TAXATION

Under Japanese tax laws currently in effect, payment of principal and interest in respect of the debt securities issued by the Company to an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will not be subject to any Japanese income or corporation tax, whether by way of withholding or otherwise.

Under Japanese tax laws currently in effect, in case of guaranteed debt securities, payment by the Guarantor under the terms of its guarantee to an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will not be subject to any Japanese income or corporation tax, whether by way of withholding or otherwise.

Gains derived from the sale outside Japan of debt securities by an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, in general will not be subject to Japanese income or corporation taxes.

Japanese inheritance and gift taxes at progressive rates may be payable by a Japanese national who has acquired the debt securities as a legatee, heir or donee, even if he or she is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the debt securities in connection with the issue of the debt securities outside Japan.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition of debt securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the debt securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of debt securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase and holding of the debt securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the debt securities will not constitute a non-exempt prohibited transaction under ERISA or a similar violation under any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan, Plan Asset Entity or Non-ERISA Arrangement shall be deemed to represent on behalf of itself and such Plan, Plan Asset Entity or Non-ERISA Arrangement that (x) the Plan, Plan Asset Entity or Non-ERISA Arrangement is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA (or any comparable provision of Similar Laws) in connection with the transaction or any redemption of the securities, (y) neither we, any of our affiliates, any distribution agent or any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan, Plan Asset Entity or Non-ERISA Arrangement within the meaning of ERISA (or any comparable provisions of Similar Laws) and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the debt securities have exclusive responsibility for ensuring that their purchase and holding of the debt securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell senior debt securities:

•	to or through agency syndicates represented by managing agents;

•	through one or more agents without a syndicate for them to offer and sell to the public;

•	indirectly through dealers that purchase from agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any agent involved in the offer and sale of any series or tranche of the securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other subsidiaries of Nomura, may act as an agent.

The prospectus supplement for each series or tranche of securities will describe:

•	the terms of the offering of these securities, including the name or names of any agent or agents;

•	the public offering or purchase price;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to any agents and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

Only the agents named in a prospectus supplement are agents in connection with the securities being offered by that prospectus supplement.

Agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Agents to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

Any subsidiary of Nomura that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the Financial Industry Regulatory Authority, Inc.

For any offering that is subject to FINRA Rule 2720, the agents will not confirm sales to accounts over which the agents exercise discretionary authority without the prior written approval of the customer.

In compliance with FINRA rules, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus.

Agents or dealers may engage in transactions with, or perform services for, us or subsidiaries of Nomura in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales By Subsidiaries of Nomura

This prospectus may be used by subsidiaries of Nomura, in connection with offers and sales of the securities in market-making transactions. In market-making transactions, subsidiaries of Nomura may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, subsidiaries of Nomura may act as principal or agent. Subsidiaries of Nomura may receive compensation in the form of discounts and commissions from both the purchaser and seller. Subsidiaries of Nomura may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura or any other subsidiary of Nomura that engages in these transactions will pay any proceeds from market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each issuance of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any agents to whom we sell securities for public offering may make a market in those securities. However, no such agent that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Selling Restrictions Outside the United States

Neither this prospectus nor any prospectus supplement may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless specified otherwise in the applicable prospectus supplement, we will comply with the selling restrictions listed below.

Argentina

The securities have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement.

Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i) Target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii) Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii) The number of contacted investors should be relatively small.

(iv) Investors should receive complete and precise information on the proposed investment.

(v) Any material, brochures, documents, etc., regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient. Likewise, any distributed material is intended solely for the use of the intended recipient(s), and the distributed material’s contents may not be reproduced, redistributed or copied, in whole or in part, for any purpose without the express authority of us or one of our agents. The aforementioned documents or materials should contain a statement expressly stating such circumstances and prohibitions.

(vi) The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV or any other regulator in Argentina.

(vii) The aforementioned documents or materials should also contain a statement prohibiting the resale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

(viii) The investment in the securities from Argentina must comply with applicable Argentine foreign exchange regulation in place in Argentina. Any potential investor intending to invest in the securities from Argentina shall request, before deciding on such investment, legal advice to ensure that the investment in the securities is in compliance with applicable Argentine foreign exchange regulation.

Brazil

The securities have not been and will not be registered with the “Comissão de Valores Mobiliários,” the Brazilian Securities and Exchange Commission, and accordingly, the securities may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under

Brazilian laws and regulations. The securities are not being offered into Brazil. Documents relating to an offering of the securities, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil.

Chile

None of our agents or the securities have been registered with the Superintendencia de Valores y Seguros de Chile (the Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045, Ley de Mercado de Valores (the Chilean Securities Act), as amended, and, accordingly, the securities have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of our agents is a bank or a licensed broker in Chile, and therefore each agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the securities, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The securities will only be sold to specific buyers, each of which will be deemed upon purchase:

(i) to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the securities;

(ii) to agree that it will only resell the securities in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the securities are transferred a notice substantially to the effect of this selling restriction;

(iii) to acknowledge receipt of sufficient information required to make an informed decision whether to invest in the securities; and

(iv) to acknowledge that it has not relied upon advice from any of our agents and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of the securities as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The securities have not been registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia). In the event such registry is to take place, all applicable Colombian laws will be complied with.

Until such time when the proper procedures contained in Colombian law for the registry and public offering of the securities in Colombia takes place (if such registry/offer is conducted), the securities shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

Therefore, not having yet complied as of the date hereof with the Colombian laws applicable to registry of foreign securities or public offerings, the securities cannot be offered for sale within Colombian territory or to Colombian residents by any given means that may be considered as being addressed to an undetermined number of persons or to more than ninety-nine (99) persons, including but not limited to (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements with the purpose of selling the securities; (ii) any offer or sale of the securities at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an undetermined number of persons with the purpose of selling the securities; or (iv) use of (a) non-solicited e-mails or (b) e-mail distributions lists with the purpose of selling the securities.

If the securities are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed, any such promotion or advertisement of the securities must be made through a local financial institution, a representative’s office, or a correspondent agreement with a Colombian stock broker dealer, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time, unless one or more of the legal exceptions contained in Decree 2558 apply.

El Salvador

The securities may not be offered to the general public in the Republic of El Salvador, and according to Article 2 of the Ley de Mercado de Valores (the Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated February 16, 1994, published in the Diario Oficial (the Official Gazette) number 73-BIS, Number 323, dated April 21, 1994, and in compliance with the aforementioned regulation, each of our agents has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this prospectus or any related prospectus supplement in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public. The offering of the securities has not been registered with an authorized stock exchange in El Salvador. Any negotiation for the purchase or sale of the securities in El Salvador will only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will in any event be effected in accordance with all securities, tax and exchange controls of the Dominican Republic, Central America, and United States Free Trade Agreements and other applicable laws or regulations of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of our agents has represented and agreed, and each future agent will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

(a) if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non- Exempt Offer”), following the date of publication of a prospectus in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-Exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable;

(b) at any time to legal entities that are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity that has two or more of (1) an average of at least 250 employees during the last (or in the case of Sweden, last two) financial year(s); (2) a total balance sheet of more than €43 million; and (3) an annual net turnover of more than €50 million, as shown in its last (or in the case of Sweden, last two) annual or consolidated accounts;

(d) at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent(s) nominated by us for any such offer; or

(e) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (e) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong

Each agent acknowledges and agrees that the securities have not been authorised by the Hong Kong Securities and Futures Commission. Each agent has represented and agreed, and each future agent and each other purchaser will be required to represent and agree, that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities other than (1) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) (2) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (3) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and

(b) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and accordingly may not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan.

Mexico

The securities have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore may not be offered or sold publicly in the United Mexican States. This prospectus and any prospectus supplement may not be publicly distributed in the United Mexican States. The securities may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

Panama

The securities have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The securities do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The securities have not been registered in Perú under the Decreto Supremo Nº 093-2002-EF: Texto Único Ordenado del Decreto Legislativo No. 861—Ley del Mercado de Valores—and are being offered and sold only to institutional investors (as defined in Article 8 of the Peruvian Securities Law and the regulations enacted thereunder) pursuant to a private placement (as defined in Article 5 of the Peruvian Securities Law and the regulations enacted thereunder). The securities offered and sold in Peru may not be sold or transferred (i) to any person other than an institutional investor or (ii) unless (a) such sale or transfer is made after such securities have been held by institutional investors for a cumulative period of twelve months, (b) such securities have been registered with the Registro Público del Mercado de Valores kept by the Comisión Nacional Supervisora de Empresas y Valores in Peru or (c) such sale or transfer is made pursuant to a private placement.

Uruguay

The securities are not available publicly in Uruguay and are offered only on a private basis. As such, the securities are not required to be, and have not been, registered with the Superintendence of Financial Services of the Central Bank of Uruguay. Each prospective purchaser of the securities will be deemed to acknowledge upon purchase that they have been advised of the foregoing.

Venezuela

The securities comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the securities shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of our agents, and the information contained herein is private, confidential and for the exclusive use of the addressee.

Investors wishing to acquire the securities may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

VALIDITY OF THE SECURITIES AND GUARANTEES

In connection with particular offerings of the senior debt securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities may be passed upon for us, and the validity of the guarantees with respect to New York law may be passed upon for Nomura, by Sullivan & Cromwell LLP, New York, New York. The validity of the guarantees with respect to Japanese law may be passed upon for Nomura by Anderson Mori  & Tomotsune, Tokyo, Japan.

EXPERTS

The consolidated financial statements of Nomura for the fiscal year ended March 31, 2010 appearing in Nomura’s annual report on Form 20-F filed with the SEC on June 29, 2010 and its report of foreign private issuer on Form 6-K submitted to the SEC on September 30, 2010, and the effectiveness of Nomura’s internal control over financial reporting as of March 31, 2010, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited consolidated interim financial information for the three-month periods ended June 30, 2010, and 2009, incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC have not audited or reviewed such information.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Nomura America Finance, LLC, Nomura Holdings, Inc. or the Agent. This product prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement and the accompanying prospectus at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

Nomura America Finance, LLC

Senior Global Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by

Nomura Holdings, Inc.

Range Accrual Notes

October 1, 2010